Exhibit 10

                REVOLVING LINE OF CREDIT AND TERM LOAN AGREEMENT

                          Dated as of February 13, 1997

                                  By And Among

                             SERENGETI EYEWEAR, INC.

                                       and

                         SUNTRUST BANK, CENTRAL FLORIDA,
                              NATIONAL ASSOCIATION,
                            individually and as Agent
                                       and
                            CREDITANSTALT-BANKVEREIN

                               TABLES OF CONTENTS


                                                                          Page
                                                                          ----

ARTICLE I       DEFINITIONS; CONSTRUCTION

      Section 1.1   Definitions ............................................ 1
      Section 1.2   Accounting Terms and Determination .....................15
      Section 1.3   Other Definitional Terms ...............................16
      Section 1.4   Exhibits and Schedules .................................16

ARTICLE II      REVOLVING LOANS

      Section 2.1   Revolving Loan Commitments; Use of Proceeds ............16
      Section 2.2   Revolving Notes; Repayment of Principal ................17
      Section 2.3   Mandatory Prepayments/Borrowing Base ...................17
      Section 2.4   Issuance of Letter of Credit ...........................17
      Section 2.5   Reduction of Revolving Loan Commitments ................18

ARTICLE III     TERM LOANS

      Section 3.1   Term Loan Commitments; Use of Proceeds .................19
      Section 3.2   Term Notes; Repayment of Principal .....................19
      Section 3.3   Mandatory Prepayments ..................................20

ARTICLE IV      GENERAL LOAN TERMS

      Section 4.1   Funding Notices ........................................20
      Section 4.2   Disbursement of Funds ..................................22
      Section 4.3   Interest ...............................................22
      Section 4.4   Interest Periods .......................................23
      Section 4.5   Fees ...................................................24
      Section 4.6   Voluntary Prepayments of Borrowings ....................24
      Section 4.7   Payments, etc ..........................................25
      Section 4.8   LIBOR Rate Not Ascertainable, etc ......................27
      Section 4.9   Illegality .............................................27
      Section 4.10  Increased Costs ........................................27
      Section 4.11  Lending Offices ........................................29
      Section 4.12  Funding Losses .........................................29
      Section 4.13  Assumptions Concerning Funding of Eurodollar Advances ..29
      Section 4.14  Apportionment of Payments ..............................30
      Section 4.15  Sharing of Payments, Etc ...............................30
      Section 4.16  Capital Adequacy .......................................30
      Section 4.17  Benefits to Guarantors .................................30
      Section 4.18  Limitation on Certain Payment Obligations ..............30
      Section 4.19  Change from One Type of Borrowing to Another ...........31

ARTICLE V.      CONDITIONS TO BORROWINGS

      Section 5.1   Conditions Precedent to Initial Loans ..................31

      Section 5.2   Conditions to All Loans ................................35
      Section 5.3   Certification for each Borrowing .......................36

ARTICLE VI      REPRESENTATIONS AND WARRANTIES

      Section 6.1   Organization and Qualification .........................36
      Section 6.2   Corporate Authority ....................................36
      Section 6.3   Serengeti Financial Statements .........................36
      Section 6.4   Borrower Financial Statements ..........................37
      Section 6.5   Tax Returns ............................................37
      Section 6.6   Actions Pending ........................................37
      Section 6.7   Representations; No Defaults ...........................37
      Section 6.8   Title to Properties ....................................37
      Section 6.9   Enforceability of Agreement ............................38
      Section 6.10  Consent ................................................38
      Section 6.11  Use of Proceeds; Federal Reserve Regulations ...........38
      Section 6.12  ERISA ..................................................38
      Section 6.13  Subsidiaries ...........................................39
      Section 6.14  Outstanding Indebtedness ...............................39
      Section 6.15  Conflicting Agreements .................................39
      Section 6.16  Pollution and Other Regulations ........................39
      Section 6.17  Possession of Franchises, Licenses, Etc ................40
      Section 6.18  Patents, Etc ...........................................40
      Section 6.19  Governmental Consent ...................................40
      Section 6.20  Disclosure .............................................40
      Section 6.21  Insurance Coverage .....................................41
      Section 6.22  Labor Matters ..........................................41
      Section 6.23  Intercompany Loans; Dividends ..........................41
      Section 6.24  Burdensome Restrictions ................................42
      Section 6.25  Solvency ...............................................42
      Section 6.26  Compliance with Laws ...................................42
      Section 6.27  Permitted Investments ..................................42
      Section 6.28  First, Perfected Security Interest in Collateral .......42
      Section 6.29  Serengeti Purchase .....................................42
      Section 6.30  Capital Stock ..........................................42
      Section 6.31  Places of Business .....................................43
      Section 6.32  Preferred Stock ........................................43

ARTICLE VII     AFFIRMATIVE COVENANTS

      Section 7.1   Corporate Existence, Etc ...............................43
      Section 7.2   Compliance with Laws, Etc. .............................43
      Section 7.3   Payment of Taxes and Claims, Etc .......................44
      Section 7.4   Keeping of Books .......................................44
      Section 7.5   Visitation, Inspection, Etc. ...........................44
      Section 7.6   Insurance; Maintenance of Properties ...................44
      Section 7.7   Reporting Covenants ....................................44
      Section 7.8   Financial Covenants ....................................48
      Section 7.9   Notices Under Certain Other Indebtedness ...............48
      Section 7.10  Additional Guarantors/Credit Parties/Collateral ........49
      Section 7.11  Ownership of Guarantors ................................49
      Section 7.12  Interest Rate Protection Strategy ......................49

      Section 7.13  Life Insurance Policy ..................................49
      Section 7.14  Post-Closing Requirements ..............................49

ARTICLE VIII    NEGATIVE COVENANTS

      Section 8.1   Indebtedness ...........................................50
      Section 8.2   Liens ..................................................51
      Section 8.3   Sales, Etc .............................................52
      Section 8.4   Mergers, Acquisitions, etc. ............................52
      Section 8.5   Investments, Loans, Etc. ...............................52
      Section 8.6   Sale and Leaseback Transactions ........................53
      Section 8.7   Transactions with Affiliates ...........................53
      Section 8.8   Optional Prepayments ...................................53
      Section 8.9   Changes in Business ....................................53
      Section 8.10  ERISA ..................................................53
      Section 8.11  Additional Negative Pledges ............................54
      Section 8.12  Limitation on Payment Restrictions Affecting
                    Consolidated Companies .................................54
      Section 8.13  Actions Under Certain Documents ........................54
      Section 8.14  Financial Statements; Fiscal Year ......................54
      Section 8.15  Change of Management ...................................54
      Section 8.16  Change of Control ......................................54
      Section 8.17  Guaranties .............................................54
      Section 8.18  Changes in Debt Instruments ............................54
      Section 8.19  No Cash Dividends on Capital or Preferred Stock ........55
      Section 8.20  No Issuance of Capital Stock ...........................55
      Section 8.21  No Payments on the Subordinated Debt ...................55

ARTICLE IX      EVENTS OF DEFAULT

      Section 9.1   Payments ...............................................55
      Section 9.2   Covenants Without Notice ...............................55
      Section 9.3   Other Covenants ........................................55
      Section 9.4   Representations ........................................56
      Section 9.5   Non-Payments of Other Indebtedness .....................56
      Section 9.6   Defaults Under Other Agreements ........................56
      Section 9.7   Bankruptcy .............................................56
      Section 9.8   ERISA ..................................................56
      Section 9.9   Money Judgment .........................................57
      Section 9.10  Ownership of Credit Parties and Pledged Entities .......57
      Section 9.11  Change in Control of Borrower ..........................57
      Section 9.12  Default Under Other Credit Documents ...................57
      Section 9.13  Management .............................................57
      Section 9.14  Attachments ............................................58
      Section 9.15  Indebtedness of Borrower ...............................58
      Section 9.16  Default Under Subordinated Debt ........................58
      Section 9.17  Post-Closing Requirements ..............................58

ARTICLE X       THE AGENT

      Section 10.1   Appointment of Agent ..................................58
      Section 10.2   Nature of Duties of Agent .............................59
      Section 10.3   Lack of Reliance on the Agent .........................59

      Section 10.4   Certain Rights of the Agent ...........................59
      Section 10.5   Reliance by Agent .....................................59
      Section 10.6   Indemnification of Agent ..............................60
      Section 10.7   The Agent in its Individual Capacity ..................60
      Section 10.8   Holders of Notes ......................................60
      Section 10.9   Successor Agent .......................................60

ARTICLE XI      MISCELLANEOUS

      Section 11.1   Notices ...............................................61
      Section 11.2   Amendments, Etc .......................................61
      Section 11.3   No Waiver; Remedies Cumulative ........................61
      Section 11.4   Payment of Expenses, Etc. .............................62
      Section 11.5   Right of Set-Off ......................................63
      Section 11.6   Benefit of Agreement ..................................64
      Section 11.7   Governing Law; Submission to Jurisdiction .............65
      Section 11.8   Independent Nature of Lenders' Rights .................66
      Section 11.9   Collateral to Benefit All Lenders .....................66
      Section 11.10  Counterparts ..........................................66
      Section 11.11  Effectiveness; Survival ...............................66
      Section 11.12  Severability ..........................................67
      Section 11.13  Independence of Covenants .............................67
      Section 11.14  Change in Accounting Principles, Fiscal Year or
                     Tax Laws ..............................................67
      Section 11.15  Headings Descriptive; Entire Agreement ................67
      Section 11.16  Time is of the Essence ................................67
      Section 11.17  Usury .................................................67
      Section 11.18  Construction ..........................................67
      Section 11.19  Complete Agreement ....................................68

                                   SCHEDULES

Schedule  6.1         Organization and Ownership of Subsidiaries
Schedule  6.5         Tax Filings and Payments
Schedule  6.6         Certain Pending and Threatened Litigation
Schedule  6.8         Liens on Assets
Schedule  6.12        Employee Benefit Matters
Schedule  6.14        Outstanding Indebtedness and Defaults
Schedule  6.15        Conflicting Agreements
Schedule  6.16(a)     Environmental Compliance
Schedule  6.16(b)     Environmental Notices
Schedule  6.16(c)     Environmental Permits
Schedule  6.18        Patent, Trademark, License, and Other Intellectual
                      Property Matters
Schedule  6.22        Labor and Employment Matters

Schedule  6.23        Intercompany Loans
Schedule  6.24        Burdensome Restrictions
Schedule  6.26        Compliance with Laws
Schedule  6.27        Permitted Investments
Schedule  6.31(a)     Places of Business
Schedule  6.31(b)     Material Places of Business
Schedule  7.14        Post Closing Requirements

Schedule  8.1(b)      Existing Indebtedness
Schedule  8.2         Existing Liens
Schedule  9.13        Senior Management

                                    EXHIBITS

Exhibit A             Form of Revolving Credit Note
Exhibit B             Form of Term Note
Exhibit C             Form of Notice of Borrowing
Exhibit D             Form of Notice of Conversion/Continuation
Exhibit E             Form of Pledge Agreement
Exhibit F             Form of Security Agreement
Exhibit G             Form of Guaranty Agreement
Exhibit H             Form of Closing Certificate
Exhibit I             Form of Assignment and Acceptance
Exhibit J             Form of Opinion of Borrower's Counsel
Exhibit K             Form of Contribution Agreement
Exhibit L             Form of Borrowing Base Certificate
Exhibit M             Form of Letter of Credit Application
Exhibit N             Form of Confirmation of Borrowing
Exhibit O             Form of Confirmation of Conversion/Continuation

                REVOLVING LINE OF CREDIT AND TERM LOAN AGREEMENT


      THIS REVOLVING LINE OF CREDIT AND TERM LOAN AGREEMENT, dated as of February 13, 1997 (the "Agreement") by and among SERENGETI EYEWEAR, INC. (f/k/a Solar-Mates, Inc.) (the "Borrower"), a New York corporation, SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, ("SunTrust") a national banking association, and CREDITANSTALT-BANKVEREIN, an Australian banking corporation (collectively, the "Lenders" and, individually, a "Lender") and SunTrust, as Agent for the Lenders.

                              W I T N E S S E T H:

      THAT for and in consideration of the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

      Section 1.1 Definitions. As used in this Agreement, and in any instrument, certificate, document or report delivered pursuant thereto, the following terms shall have the following meanings (to be equally applicable to both the singular and plural forms of the term defined):

      "Advance" shall mean any principal amount advanced and remaining outstanding at any time under the Revolving Loan or the Term Loan, which Advance shall be made or outstanding as a Base Rate Advance or a Eurodollar Advance, as the case may be.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

      "Agent" shall mean SunTrust Bank, Central Florida, National Association, as agent for the Lenders hereunder and under the other Credit Documents, and each successor Agent.

      "Agreement" shall mean this Revolving Line of Credit And Term Loan Agreement, as originally executed and as it may be from time to time supplemented, amended, restated, renewed or extended and in effect.

      "Applicable Margin" shall mean:

              (a)    Until December 31, 1997:

                     (i) With respect to Revolving Loans, 2.75% for a Eurodollar Advance and 1.25% for a Base Rate Advance; and

                     (ii) With respect to Term Loans, 3.25% for a Eurodollar
              Advance and 1.75% for a Base Rate Advance.

              (b) After December 31, 1997, the Applicable Margin shall be the percentage designated below based on the ratio of the Borrower's Funded Debt to Consolidated EBITDA, measured quarterly:

                             A. For Revolving Loans

     =============================================================
     Funded Debt/EBITDA     LIBOR    Base Rate   Commitment Fee
     -------------------------------------------------------------
     >3.00                  2.75%      1.25%          .50%
     -------------------------------------------------------------
     >2.25 and <3.00        2.50%      1.00%          .50%
               -
     -------------------------------------------------------------
     >1.50 and <2.25        2.00%      .50%          .375%
               -
     -------------------------------------------------------------
     <1.50                  1.50%      .00%          .375%
     -
     =============================================================

                                B. For Term Loans

          ============================================
           Funded Debt/EBITDA     LIBOR     Base Rate
          --------------------------------------------
          >3.00                   3.25%       1.75%
          --------------------------------------------
          >2.25 and <3.00         3.00%       1.50%
                    -
          --------------------------------------------
          >1.50 and <2.25         2.50%       1.00%
                    -
          --------------------------------------------
          <1.50                   2.00%        .50%
          -
          ============================================

      Note: The Applicable Margin is the applicable percentage number designated above for the Eurodollar Advance or Base Rate Advance, as the case may be.

provided, however, that:

              (c) Adjustments, if any, to the Applicable Margin based on changes in the ratios set forth in subparagraph (b) above shall be made and become effective on the first day of the second fiscal quarter after the Statement Date. (For example, the financial performance of the Borrower for the third quarter ending September 30, 1997 (with September 30, 1997 being the Statement Date) shall be used to determine the Applicable Margin for the quarter beginning January 1, 1998. In this example, January 1 is the first day of the second fiscal quarter after the September 30, 1997 Statement Date.)

          "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, and (ii) the then fair market value of such property or asset as determined in good faith by the board of directors of such Consolidated Company.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit I attached hereto.

          "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss.5101 et seq.).

          "Base Advance Rate" shall mean, with respect to a Base Rate Advance, the rate obtained by adding (i) the Base Rate, and (ii) the Applicable Margin for a Base Rate Advance.

          "Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent designates from time to time to be its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) (i.e. 50 basis points) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to its customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.

          "Base Rate Advance" shall mean an Advance bearing interest based on the Base Rate.

          "Base Rate Loan" shall mean a Loan which bears interest at the Base Advance Rate.

          "Borrowing" shall mean the making of a Loan, the extension of an Advance, the issuance of the Letter of Credit, or the conversion of a Loan of one Type into a Loan of another Type.

          "Borrowing Base" shall mean as of any particular time, the sum of (i) fifty percent (50%) of Eligible Inventory, plus (ii) eighty-five percent (85%) of Eligible Accounts.

          "Borrowing Base Certificate" shall mean a Certificate in the form attached hereto as Exhibit L setting forth from time to time the Borrowing Base, the form of which Certificate shall be acceptable to the Agent, and which Certificate shall be executed by an Executive Officer.

          "Business Day" shall mean, with respect to Eurodollar Advances, any day other than a day on which commercial banks are closed or required to be closed for domestic and international business, including dealings in Dollar deposits on the London Interbank Market, and with respect to all other Loans and matters, any day other than Saturday, Sunday and a day on which commercial banks are required to be closed for business in Orlando, Florida.

          "Capitalized Lease Obligations" shall mean all lease obligations which have been or are required to be, in accordance with GAAP, capitalized on the books of the lessee.

          "Capital Stock" of any Person shall mean any shares, equity or profits interests, participations or other equivalents (however designated) of capital stock and any rights, warrants or options, or other securities convertible into or exercisable or exchangeable for any such shares, equity or profits interest, participations or other equivalents, directly or indirectly (or any equivalent ownership interest, in the case of a Person which is not a Corporation.

          "CERCLA" has the meaning set forth in Section 6.16(a) of this Agreement.

          "Closing Date" shall mean the date on or before March 31, 1997, on which the initial Loans are made and the conditions set forth in Section 5.1 are satisfied or waived in accordance with Section 11.3.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean all the assets, real and personal, intangible and tangible, of the Consolidated Companies, now owned or hereafter acquired, including, but not limited to, all accounts, chattel paper, equipment, inventory, general intangibles, and real property, and a pledge of all the Capital Stock of each Material Subsidiary, now owned or hereafter acquired, and the Life Insurance Policy.

          "Commitment" shall mean, for any Lender at any time, its Revolving Loan Commitment and Term Commitment.

          "Commitment Fee" shall mean a fee based upon the unused portion of the Revolving Loan Commitments of the Lenders. Such fee shall be equal to the applicable Commitment Fee set forth in the table under Applicable Margin per annum for the Applicable Margin then in effect, on the average daily unused portion of the Revolving Loan Commitments, and shall be payable to the Agent quarterly in arrears on the last calendar day of each fiscal quarter of Borrower and on the Maturity Date. The Commitment Fee will be calculated on the basis of a 360-day year for the actual number of days elapsed. For the fiscal year ending December 31, 1997, the Commitment Fee will be 0.50% and will be due and payable on March 31, 1997, June 30, 1997, September 30, 1997 and on December 31, 1997.

          "Confirmation of Borrowing" shall mean a confirmation from the Agent to the Borrower confirming an Advance or Borrowing, in the form attached hereto as Exhibit N.

          "Confirmation of Conversion/Continuation" shall mean a confirmation from the Agent to the Borrower confirming the conversion or continuation of a Borrowing, in the form attached hereto as Exhibit O.

          "Consent by Lessor" shall mean the written agreement to the Agent by a landlord for any Material Place of Business which is leased by any Consolidated Company by which said landlord agrees that any landlord's lien, security interest, or any other encumbrance which the landlord may at any time have in or to any property of the Consolidated Company as a tenant for said Material Place of Business is subordinate in all respects to the lien granted SunTrust in any personal property of said Consolidated Company.

          "Consolidated Companies" shall mean, collectively, Borrower and all of its Material Subsidiaries.

          "Consolidated EBIT" shall mean, for any fiscal period of the Borrower, an amount equal to the sum of (i) its Consolidated Net Income (Loss), plus, (ii) to the extent deducted in determining Consolidated Net Income (Loss), (i) provisions for taxes based on income, and (ii) Consolidated Interest Expense.

          "Consolidated EBITDA" shall mean, for any fiscal period of the Borrower, an amount equal to the sum of (i) its Consolidated EBIT, plus (ii)(A) depreciation and (B) amortization, of the Consolidated Companies.

          "Consolidated Interest Expense" shall mean, for any fiscal period of Borrower, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to Capitalized Lease Obligations, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to banker's acceptance financing, and total interest expense (whether shown as interest expense or as a loss and expense on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Borrower, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP; provided that there shall be excluded therefrom (i) any items of gain or loss, together with any related provision for taxes, which were included in determining such consolidated net income and were not realized in the ordinary course of business or the result of a sale of assets other than in the ordinary course of business; and (ii) the income (or loss) of any Person accrued prior to the date such Person becomes a Material Subsidiary of Borrower or (in the case of a Person other than a Material Subsidiary) is merged into or consolidated with any Consolidated Company, or such Person's assets are acquired by any Consolidated Company.

          "Consolidated Net Worth" shall mean as of the date of determination, the Borrower's total Shareholders' Equity as determined in accordance with GAAP.

          "Consolidated Subsidiary" shall mean, as at any particular time, any corporation included as a consolidated Subsidiary of Borrower in Borrower's most recent financial statements.

          "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

          "Corning" shall mean Corning Incorporated, a New York corporation, with its principal place of business at One Riverfront Plaza, Corning, New York, and which prior to the Closing hereunder and the purchase by the Borrower of the Serengeti Business, owned and operated the Serengeti Business.

          "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Guaranty Agreements, the Mortgage Documents, the Pledge Agreements and all other Security Documents.

          "Credit Parties" shall mean, collectively, each of Borrower, the Guarantors, and every other Person who from time to time executes (or is obligated to execute) a Credit Document with respect to all or any portion of the Obligations.

          "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

          "Default Rate" shall mean the rate of interest set forth in Section 4.3(b) hereof.

          "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

          "Domestic Collateral" shall mean any of the Collateral which (i) in the case of tangible personal property is located from time to time physically within the United States of America, and (ii) in the case of intangible personal property (e.g., patents, trademarks, etc.) an appropriate filing has been made under the laws of the United States of America or any State to protect or create such rights; thus, for example, the tradename "Serengeti" shall be deemed to be Domestic Collateral in regard to any filings made with any federal or state agencies.

          "Eligible Accounts" shall mean, generally those accounts receivable of the Consolidated Companies in which the Lenders have a first security interest, and which are less than ninety-one (91) days past due from the invoice date. There will be excluded from Eligible Accounts (i) all delinquent accounts (i.e., all accounts more than ninety (90) days past due from the invoice date), (ii) all accounts from any Affiliate, (iii) all accounts from any account debtor for which thirty percent (30%) or more of all accounts are otherwise delinquent (i.e. more than ninety (90) days past due from the invoice date), and (iv) all accounts not arising from the normal and ordinary course of business.

          "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such commercial bank, and (ii) any Lender or any Affiliate of any Lender, provided, however, for any such Person to be an Eligible Assignee, the written approval of the Borrower and the Agent must be obtained, such approval not to be unreasonably withheld or delayed.

          "Eligible Inventory" shall mean inventory, finished goods (i.e. eyeglasses) and lens blanks of the Consolidated Companies in which the Lenders have a first, perfected security interest, and which are in good condition and not otherwise obsolete or out of date provided, however, in regard to any Japanese Inventory, the fact that the security interest is said inventory is not perfected shall not disqualify said Inventory from being Eligible Inventory solely by virtue of the fact that the security interest granted to the Lenders therein is not perfected provided the other qualifications set forth herein are met and provided, further, in regard to all Japanese Inventory, said security interest must in any event be perfected on and after April 13, 1997 for the Japanese Inventory to be considered Eligible Inventory after April 13, 1997. Lens blanks means lens (whether or not hydrogen fired), that have not yet been cut, edged or hardened. Eligible Inventory shall be valued at the lower of cost or market. Work in process shall not be considered Eligible Inventory.

          "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. '7401 et seq.), (ii) the Clean Water Act (33 U.S.C. '1251 et sec.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. '6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. '2601 et seq.) and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. '9601 et seq.).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

          "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is either within a controlled group of corporations or under common control within the meaning of the regulations promulgated under Section 414 of the Code and the regulations promulgated thereunder.

          "Eurodollar Advance" shall mean an Advance bearing interest based on LIBOR.

          "Event of Default" shall have the meaning set forth in Article IX hereof.

          "Excess Cash Flow" is defined as Consolidated EBITDA less (i) Fixed Charges, total capital expenditures, and taxes actually paid in cash, plus or minus (ii) the net change in consolidated working capital.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

          "Executive Officer" shall mean with respect to any Person (other than a Guarantor), the President, any Vice President, Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties, and with respect to a Guarantor, the President.

          "Existing Indebtedness" shall mean the existing indebtedness of the Borrower to SunTrust Bank, Gulf Coast, N.A., in the approximate principal amount of $1,500,000.

          "Existing Warrants" shall only mean (i) the 1,174,000 redeemable common stock purchase warrants issued by the Borrower during August 1995 in connection with its public offering of its common stock, and outstanding prior to the Closing Date, and (ii) the 96,000 warrants contained in the Underwriter Option. The term "Existing Warrants" does not include any other warrants and specifically does not include any warrants that may be issued in connection with the issuance of the Preferred Stock.

          "Facility" or "Facilities" shall mean the Revolving Loan Commitments and Revolving Loans, the Letters of Credit, and/or the Term Loan Commitments and Term Loans, as the context may indicate.

          "Facing Fee" shall mean in regard to Letters of Credit, a fee to be paid to Agent by the Borrower for acting as the facing bank for Letters of Credit, said fee to be in the amount of 0.125% (i.e., 12.5 basis points) on the total amount of each Letter of Credit, with said fee to be paid one time in advance on each Letter of Credit. Said Facing Fee is in addition to the Letter of Credit Fee.

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

          "Fixed Charges" shall mean Consolidated Interest Expense for the period of determination (including both capitalized and non-capitalized interest and the interest component of Capitalized Lease Obligations) plus minimum rent payments under operating leases for such period, calculated on a consolidated basis in accordance with GAAP, plus (i) consolidated current maturities of long term debt, and (ii) capital expenditures.

          "Foreign Collateral" shall mean any of the Collateral which (i) in the case of tangible personal property is physically located outside the United States of America, and (ii) in the case of intangible personal property, relates to filings made with any state or governmental agency located outside the United States of America.

          "Funded Debt" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money liens, Capitalized Lease Obligations, outstandings under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendable at the option of the obligor to a date beyond one year from such date. The calculation of Funded Debt shall include (without duplication) (i) all Funded Debt of the Consolidated Companies, (ii) all Funded Debt of other Persons, other than Material Subsidiaries, which has been Guaranteed by a Consolidated Company, which is supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent a Consolidated Company or its assets have otherwise become liable for payment thereof, and (iii) all Indebtedness for money borrowed by the Consolidated Companies pursuant to lines of credit or revolving credit facilities (regardless of the term thereof), and
(iv) all Subordinated Debt.

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (iv) to indemnify the owner of such primary obligation against loss in respect thereof; (v) by which and to the extent said Person or its assets have otherwise become liable for payment of any such primary obligation; or (vi) supporting a letter of credit issued for the account of said primary obligor.

          "Guarantors" shall mean, collectively, all present and future Material Subsidiaries, and their respective successors and permitted assigns.

          "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect to which said Guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Guaranty Agreements" shall mean, collectively, the Guaranty Agreement executed by each of the Guarantors from time to time in favor of the Lenders and the Agent, substantially in the form of Exhibit G as the same may be amended, restated or supplemented from time to time.

          "Hazardous Materials" shall mean oil, petroleum or chemical liquids or solids, liquid or gaseous products, asbestos, or any other hazardous waste or Hazardous Substances, including, without limitation, hazardous medical waste or any other substance described in any Hazardous Materials Law.

          "Hazardous Materials Law" shall mean the CERCLA and RCRA, the state hazardous waste laws, as such laws may from time to time be in effect, and related regulations, and all similar laws and regulations.

          "Hazardous Substances" has the meaning assigned to that term in CERCLA.

          "Incidental Contracts" shall mean those contracts to which a Consolidated Company is a party or by which its assets are bound, and as to which (i) the assets or services provided to the Consolidated Company under said contract are not material, (ii) the assets or services so provided under said contract are generic in nature and can readily be replaced on substantially comparable terms, or (iii) the loss of said assets or services would not have a Materially Adverse Effect.

          "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, obligations evidenced by bonds, debentures, notes or other similar instruments, and contingent reimbursement obligations under undrawn letters of credit); (ii) all Capitalized Lease Obligations; (iii) all Guaranteed Indebtedness of such Person; (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof.

          "Intercompany Credit Documents" shall mean, collectively, the promissory notes and all related loan, subordination, and other agreements, to the extent that they exist, relating in any manner to the Intercompany Loans.

          "Intercompany Loans" shall mean, collectively, (i) the loans more particularly described on Schedule 6.23, and (ii) those loans or other extensions of credit from time to time made by any Consolidated Company to another Consolidated Company satisfying the terms and conditions set forth in
Section 8.1(e) or as may otherwise be approved in writing by the Agent and the Required Lenders.

          "Interest Period" shall mean with respect to Eurodollar Advances, the period of one (1), two (2), three (3) or six (6) months selected by the Borrower under Section 4.4 hereof.

          "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

          "Japanese Collateral" shall mean the inventory and equipment of the Borrower located from time to time at the Borrower's Place of Business in Fukui, Japan.

          "Japanese Inventory" shall mean that inventory of the Borrower located from time to time in Fukui, Japan.

          "Lender" or "Lenders" shall mean SunTrust Bank, Central Florida, National Association, the other banks and lending institutions listed on the signature pages hereof, and each Eligible Assignee thereof, if any.

          "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to Borrower and the Agent with respect to each Type of Loan. In regard to any Notice of Borrowing or Notice of Conversion/Continuation, the Lending Office for the Agent shall, unless otherwise designated in writing by the Agent, be the Lending Office of the Agent in Atlanta, Georgia.

          "Letter of Credit Fee" shall mean the fee to be paid to the Agent for the issuance of each Letter of Credit, which fee, although calculated on an annual basis, shall be payable quarterly in advance on the issuance of the Letter of Credit and quarterly thereafter. This Fee is equal to the Applicable Margin then in effect for Eurodollar Advances under Revolving Loans multiplied by the amount of the Letter of Credit outstanding at the time the Fee is to be paid.

          "Letter of Credit" shall mean a stand-by Letter of Credit issued from time to time by the Agent at the request of the Borrower for the benefit of the Borrower in accordance with Section 2.4 hereof. Solely for purposes of determining Borrowing availability, all outstanding Letters of Credit shall be deemed to be an outstanding Revolving Loan and part of the Revolving Loan Commitments of the Lenders under this Agreement. The maximum face amount on all outstanding Letters of Credit shall not exceed in the aggregate $2,000,000.

          "Letter of Credit Application" shall mean the form of Application and Agreement for Standby Letter of Credit to be used to obtain each Letter of Credit, substantially in the form attached hereto as Exhibit M. The Letter of Credit Application shall be deemed to be a Notice of Borrowing by the Borrower.

          "LIBOR" shall mean, for any Interest Period, the offered rates for deposits in U.S. Dollars for a period comparable to the Interest Period appearing on the Reuters Screen LIBOR Page as of 11:00 a.m., (London, England time), on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on the Reuters Screen LIBOR Page, the rate for that Interest Period will be the arithmetic mean of such rates, rounded, if necessary, to the next higher 1/16 of 1.0%; and in either case as such rates may be adjusted for any applicable reserve requirements. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Agent from Telerate Page 3750 or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to Borrower and the Lenders; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

          "LIBOR Advance Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate obtained by adding (i) LIBOR for such Interest Period, and (ii) the Applicable Margin for a Eurodollar Advance.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any capitalized lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

          "Life Insurance Policy" shall mean a key man life insurance policy on Stephen Nevitt in the initial amount of $2,000,000 and reduced from time to time in amount as set forth in Section 7.13 below.

          "Loans" shall mean, collectively, the Revolving Loans and the Term Loans.

          "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "Material Place of Business" shall mean a Place of Business which is either (i) owned by a Consolidated Company, or (ii) leased by a Consolidated Company, at which the Consolidated Company manufactures or assembles any of its inventory or equipment, or undertakes any administrative or management functions, which current Material Places of Business are set forth in Schedule 6.31(b) hereto.

          "Materially Adverse Effect" shall mean the occurrence of an event which could reasonably be expected to cause a materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement, or (iii) the ability of the Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents.

          "Material Subsidiary" shall mean each Subsidiary of Borrower, now existing or hereinafter established or acquired, that at any time, has or acquires total assets in excess of $250,000 or that accounted for or produced more than 10% of the Consolidated EBIT of Borrower on a consolidated basis during any of the three most recently completed fiscal years of Borrower.

          "Maturity Date" shall mean the earlier of (i) (a) February 13, 2000, with respect to the Revolving Loans, (b) February 13, 2002 with respect to the Term Loans, (c) February 13, 2000, with respect to all Letters of Credit, and
(ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article IX hereof.

          "Mortgage Documents" shall mean such mortgage documents as are necessary to grant to the Agent, as agent for the Lenders, a first, priority mortgage lien on each Material Place of Business, whether owned or leased by any Consolidated Company and related documents such as owner's affidavit, collateral assignment of loans, rents, and profit, financing statements and environmental indemnification agreements.

          "Multi-Employer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Net Proceeds" shall mean, (i) with respect to any asset sale, all cash received in connection with the sale, including (A) cash proceeds collected pursuant to a promissory note, a receivable or otherwise (other than interest payable thereon), and (B) with respect to asset sales resulting from the loss, damage, obsolescence, destruction or taking of property, the proceeds of insurance settlements and condemnation awards and other proceeds (other than the portion of the proceeds of such settlements and such awards that are used to repair, replace, improve or restore the item of property in respect of which such settlement or award or other proceeds was paid provided that the recipient of such proceeds enters into a binding contractual obligation to effect such repair, replacement, improvement or restoration within six months of such loss, damage or destruction and completes such repair, replacement, improvement or restoration within twelve months of such loss, damage, obsolescence, destruction or taking) as and when received in cash, in either case, received by any Consolidated Company as a result of or in connection with such transaction, net of reasonable sale expenses, fees and commissions incurred, and taxes paid or expected to be payable within the succeeding twelve month period in connection therewith, and net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) secured by a Lien (to the extent permitted by Section 8.1) upon the asset sold in such asset sale, and (ii) in regard to the offering by the Borrower of any debt and/or equity securities or amounts received from the exercise of any warrants or options, all cash received in connection with said transaction less underwriter's fees, if any, and the actual expenses associated with said transaction.

          "Note" shall mean any of the Revolving Credit Notes or the Term Notes, as originally executed and as the same may be from time to time supplemented, modified, amended, renewed or extended.

          "Notice of Borrowing" shall have the meaning provided in Section 4.1 hereof, the form of which is attached hereto as Exhibit C.

          "Notice of Conversion/Continuation" shall have the meaning provided in
Section 4.1 hereof, the form of which is attached hereto as Exhibit D.

          "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), fees (including reasonable attorneys' fees as permitted under any Credit Document), expenses, indemnification and reimbursement payments (including any reimbursement obligation with respect to the Letter of Credit, if drawn upon after any Event of Default which has occurred and is continuing), all obligations due under any interest rate swap or hedge agreement described in
Section 7.12 below, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

          "Permitted Liens" shall mean those Liens expressly permitted by
Section 8.2 hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor thereto.

          "Permitted Acquisitions" shall mean only an acquisition (whether by merger, consolidation, purchase or otherwise, including the deposit by any Consolidated Company of any downpayment with respect thereto), by any Consolidated Company of any Person or substantially all the assets of said Person which has been approved in writing by the Agent.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, trust, unincorporated association, government or any department or agency thereof, and any other entity whatsoever.

          "Places of Business" shall mean those locations owned or leased by any Consolidated Company or at which any assets of any Consolidated Company are located, as set forth in Schedule 6.31(a) hereto.

          "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Borrower or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to, the following types of plans:

              (a) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust", or other executive compensation plan, program, contract, arrangement or practice;

              (b) ERISA Plans - any "employee benefit plan" defined in Section 3(3) of ERISA, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multi-Employer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

              (c) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

          "Pledge Agreement" shall mean, collectively, that certain Pledge Agreement executed in favor of the Agent, substantially in the form of Exhibit E providing for the grant of first, perfected Liens on the Pledged Stock as the same may be amended, restated or supplemented from time to time.

          "Pledged Stock" shall mean, collectively, 100% of all the issued and outstanding Capital Stock, together with all warrants, stock options, and other purchase and conversion right with respect to such Capital Stock, of each Material Subsidiary at any time outstanding.

          "Post Closing Requirements" shall mean those matters to be accomplished, completed or performed by the Borrower on or before the dates noted, all as set forth in Schedule 7.14 attached hereto.

          "Preferred Stock" shall have the meaning set forth in Section 6.30(a).

          "Preferred Stock Purchase Agreement" shall mean that certain Preferred Stock Subscription Agreement (noted as the Regulation S Offshore Subscription Agreement) dated as of September 26, 1996 among the Borrower and the purchaser of all the Preferred Stock referred to therein.

          "Private Placement" shall mean the offering and sale by the Borrower of $22,500,000 of Preferred Stock pursuant to the Preferred Stock Purchase Agreement.

          "Pro Rata Share" shall mean, with respect to each of the Commitments of each Lender and each Loan to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, including the Letter of Credit Fee, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans, such Letter of Credit Fee, or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement.

          "RCRA" shall mean the meaning set forth in Section 6.16(a) of this Agreement.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "Required Lenders" shall mean, at any time, not less than two Lenders holding at least 66 2/3% of the Total Commitments.

          "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

          "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit A.

          "Revolving Loans" shall mean, collectively, the revolving credit loans made to Borrower by the Lenders pursuant to Section 2.1 hereof.

          "Revolving Loan Commitment" shall mean, at any time for any Lender, the amount of such Lender's commitment for Revolving Loans set forth opposite such Lender's name on the signature pages hereof, as the same may be decreased from time to time as a result of any reduction thereof pursuant to Section 2.5 hereof, any assignment thereof pursuant to Section 11.6 hereof, or any amendment thereof pursuant to Section 11.2 hereof.

          "Security Agreement" shall mean, collectively, that certain Security Agreement executed in favor of the Agent, substantially in the form of Exhibit F providing for the grant of first, perfected Liens on such of the Collateral not constituting Pledged Stock or real property, as the same may be amended, restated or supplemented from time to time, subject only to Liens permitted under Section 8.2 below.

          "Security Documents" shall mean such Security Agreements, financing statements, collateral assignment of life insurance policy, Pledge Agreements, blank stock powers, Mortgage Documents and other documents as are necessary to grant to the Agent, as agent for the Lenders, a first, perfected security interest in the Collateral.

          "Serengeti" shall mean that certain operating or business division of Corning Incorporated, a New

York corporation, which is presently engaged in the business of the design, manufacture and distribution of sunglasses.

          "Serengeti Business" shall mean all the assets of Serengeti used in its business, and as defined in the Serengeti Purchase Agreement.

          "Serengeti Purchase" shall mean the purchase by Borrower of substantially all the assets of the Serengeti Business.

          "Serengeti Purchase Agreement" shall mean that certain Agreement of Purchase and Sale dated as of October 29, 1996, by and between Corning, as the Seller, and the Borrower, as the Buyer, relating to the sale of the Serengeti Business, as amended.

          "Serengeti Purchase Documents" shall mean the closing and related documents, instruments and agreements executed and/or delivered in connection with the closing under the Serengeti Purchase Agreement.

          "Statement Date" shall mean the last day of the fiscal quarter of Borrower to which the quarterly financial statements relate as delivered from time to time by the Borrower under Section 7.7(b) hereof.

          "Stock Options" shall mean options granted by the Borrower from time to time to its employees pursuant to the Borrower's stock option plan.

          "Subordinated Debt" shall mean all present and future Indebtedness of Borrower and its Subsidiaries to any Person other than to the Lenders under this Agreement, and which Indebtedness is subordinated to all Obligations due the Lenders under this Agreement on terms and conditions satisfactory in all respects to the Agent and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, collateral and subordination provisions, as evidenced by the written approval of the Agent and Required Lenders. As of the Closing Date, there is no Subordinated Debt.

          "Subordinated Letter Agreement" shall mean a letter addressed to the Lenders by the holders of any Subordinated Debt to the effect that said Debt and all amounts due thereunder (whether in the nature of principal, interest, or otherwise) are subordinate to the Obligations in the manner as agreed to in writing by the Agent, the form of which Letter Agreement shall be acceptable to the Agent.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

          "SunTrust Affiliate" shall mean SunTrust Bank, Gulf Coast, N.A., or such other affiliate of SunTrust as may be agreed upon between the Borrower and the Agent.

          "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

           "Telerate" shall mean, when used in connection with any designated page and the "Certificate of Deposit Rate" or "LIBOR,," the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the "Certificate of Deposit Rate" or "LIBOR").

          "Term Loan Commitment" shall mean, as of the Closing Date for any Lender, the amount of such Lender's commitment for Term Loans set forth opposite each Lender's name on the signature page hereof.

          "Term Loans" shall mean, collectively, the term loans made to Borrower by the Lenders pursuant to Article III hereof.

          "Term Notes" shall mean the promissory notes evidencing the Term Loans in the form attached hereto as Exhibit B.

          "Total Capital" shall mean the sum of Funded Debt and Consolidated Net Worth of the Consolidated Companies.

          "Total Commitment" shall mean, for any Lender at any time, the sum of such Lender's Revolving Loan Commitment and the outstanding amount of such Lender's Term Loan, and "Total Commitments" shall mean for all Lenders at any time, the sum of the Total Commitments of Lenders as such Commitment may be reduced by voluntary reduction or prepayment of a Lender's Commitment as provided herein.

          "Total Revolving Loan Commitment" shall mean the total of all the Revolving Loan Commitments of all the Lenders, as reduced from time to time under Section 2.5.

          "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or Eurodollar Advances.

          "Underwriter Option" shall mean that certain option granted by the Borrower in August 1995 to the underwriter of its common stock to purchase an aggregate of 96,000 units, with each unit consisting of one (1) share of common stock of the Borrower and one (1) warrant for one (1) share of the Borrower's common stock.

          "Upfront Fees" shall mean the fees paid by the Borrower to the Agent on or before the Closing Date, and are in addition to Commitment Fees, Letter of Credit Fees, Facing Fees and any other administrative fees due the Agent.

          "Wholly Owned Subsidiary" shall mean any Subsidiary, all the stock or ownership interest of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by Borrower either directly or indirectly.

          Section 1.2 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP.

          Section 1.3 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

            Section 1.4 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                   ARTICLE II

                                 REVOLVING LOANS

            Section 2.1 Revolving Loan Commitments; Use of Proceeds.

            (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Maturity Date, Revolving Loans in an aggregate amount outstanding at any time not to exceed such Lender's Revolving Loan Commitment. Borrower shall be entitled to borrow, repay and reborrow Revolving Loans in accordance with the provisions hereof.

            (b) Each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Revolving Loans shall in the case of Eurodollar Advances be not less than $250,000 or a greater integral multiple of $100,000, and in the case of Base Rate Advances shall be not less than $100,000 or a greater integral multiple of $100,000, or in such lesser amounts as shall then equal the unused amount of the total Revolving Loan Commitments. At no time shall the number of Borrowings made as Eurodollar Advances then outstanding under this Article II exceed six; provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from continuations, all Borrowings of Base Rate Advances under the Revolving Loan shall be considered as one Borrowing. The parties hereto agree that
      (i) the aggregate principal balance of the Revolving Loans of the Lenders as a group shall not exceed the Total Revolving Commitments, and (ii) no Lender shall be obligated to make Revolving Loans in excess of the Revolving Loan Commitment of such Lender.

            (c) The proceeds of the Revolving Loans shall be used solely for the following purposes:

                  (i) To finance the Serengeti Purchase;

                  (ii) With the written consent of the Agent, the payment of all transaction fees and expenses incurred in connection with the Serengeti Purchase;

                  (iii) To finance Permitted Acquisitions as described herein;

                  (iv) For working capital and for other general corporate
            purposes, including capital expenditures of the Consolidated Companies;

                  (v) To pay all transaction fees and expenses incurred in
            connection with this financing including Closing Fees and costs and expenses, including attorneys' fees, of the Agent, and, with the written consent of the Agent, costs and expenses, including attorneys' fees, of the

            Borrower;

                  (vi) To pay and discharge in full the Existing Indebtedness;
            and

                  (vii) To pay other fees to the Agent or Lenders from time to time under this Agreement including Commitment Fees, Letter of Credit Fees, Facing Fees, Upfront Fees and any administrative fees due the Agent.

            Section 2.2 Revolving Notes; Repayment of Principal.

            (a) Borrower's obligations to pay the principal of, and interest on, the Revolving Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Credit Note payable to such Lender completed in conformity with this Agreement.

            (b) Subject to the provisions of Section 2.3 below, all outstanding principal amounts under the Revolving Loans shall be due and payable in full on the Maturity Date.

            Section 2.3 Mandatory Prepayments/Borrowing Base. The aggregate amount of all outstanding Advances under the Revolving Loans may never be greater than the Borrowing Base, which is to be reported monthly. In the event that the amounts outstanding exceed the Borrowing Base, the Borrower will immediately pay on the Revolving Loans said principal payment as is sufficient to maintain compliance with the requirements of this Section.

            Section 2.4 Issuance of Letters of Credit

            (a) Subject to and upon the terms and conditions herein set forth, the Agent agrees to issue for and on behalf of the Borrower from time to time but prior to the Maturity Date one or more Letters of Credit.

            (b) Each Letter of Credit shall, except as otherwise expressly set forth in this Agreement, be a part of the Revolving Loan Commitments of each Lender according to its Pro Rata Share; provided, however, (i) the Letter of Credit may with the consent of the Agent remain outstanding in accordance with its terms beyond the Maturity Date, and (ii) the Letter of Credit shall be deemed to be an outstanding Revolving Loan and outstanding Indebtedness for purposes of any financial covenants in Section 7.8 hereof.

            (c) The Borrower shall submit to the Agent the Letter of Credit Application for each Letter of Credit. The right of the Borrower to obtain said Letter of Credit shall be subject to the same terms and conditions as the right of the Borrower to obtain any other Advance under this Agreement.

            (d) As a condition to the issuance of a Letter of Credit, the Borrower shall pay to Agent the Letter of Credit Fee and, quarterly thereafter, the Borrower shall continue to pay to Agent the Letter of Credit Fee to the extent the Letter of Credit then remains outstanding.

            (e) Upon the issuance of a Letter of Credit, the Borrower shall also pay to the Agent the Facing Fee.

            (f) Letters of Credit shall have an expiration date as agreed to between the Borrower and the Agent, provided, however, without the agreement of the Agent in no event may a Letter of Credit have an expiration date beyond the Maturity Date.

            (g) If no Event of Default has occurred and is continuing at the time the Letter of Credit is drawn upon, the amount paid by the Agent thereunder (on behalf of all the Lenders) shall be deemed to be an Advance then made to the Borrower as a Revolving Loan. Interest on said Advance shall then accrue from the date of said Advance, and the principal amount advanced along with interest shall be paid in the same manner as an Advance under the Revolving Loan is paid pursuant to Sections 2.2 and 2.3 hereof. The Lenders shall immediately after receiving notice from the Agent that the Letter of Credit is drawn upon, pay to the Agent its Pro Rata Share of the amount so drawn in the manner set forth in Section 4.2 below.

            (h) If any Event of Default has occurred and is continuing at the time the Letter of Credit is drawn upon, the Borrower shall immediately repay to the Agent as a reimbursement obligation under the Letter of Credit Application the entire amount so drawn on the Letter of Credit together with interest at the Default Rate, and, the Lenders shall at the time the Letter of Credit is drawn upon purchase from the Agent a participation in the reimbursement obligation of the Borrower, according to each Lender's Pro Rata Share.

            Section 2.5 Reduction of Revolving Loan Commitments.

            (a) The Borrower prior to the Maturity Date shall have the right in the manner set forth below to reduce (but not increase) or cancel entirely the Total Revolving Loan Commitment.

            (b) The Borrower, if it desires to reduce the Total Revolving Loan Commitment, must (i) give five Business Day's notice to the Lenders setting forth the amount which the Borrower desires to have as the Total Revolving Loan Commitment, which said amount may not be less than the total principal amount then outstanding on the Revolving Loans, and (ii) pay to the Agent within said five day period any Commitment Fee due at the time of said reduction on that portion of the Total Revolving Loan Commitment which is being so reduced. Said reduction shall be effective at the end of said five (5) Business Day period and upon the payment of said Commitment Fee.

            (c) Any reduction must be in the minimum amount of $1,000,000 or a greater integral multiple of $500,000.

                                   ARTICLE III

                                   TERM LOANS

            Section 3.1 Term Loan Commitments; Use of Proceeds.

            (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower on the Closing Date Term Loans in an aggregate amount equal to such Lender's Term Loan Commitment.

            (b) Each Term Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Term Loans shall be not less than $2,000,000 or a greater integral multiple of $500,000, provided that each Borrowing of Term Loans comprised of Base Rate Advances shall be not less than $500,000 or a greater integral multiple of $100,000. At no time shall the number of Borrowings outstanding under this Article III exceed three; provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this Article III shall be considered as one Borrowing. The parties hereto agree that the aggregate principal balance of all Term Loans of the Lenders shall not exceed $10,000,000, and no Lender shall be obligated to make Term Loans in excess of the Term Loan Commitment of such Lender.

            (c) The proceeds of the Term Loan shall be used solely for the following purposes:

                  (i) To finance the Serengeti Purchase;

                  (ii) With the written consent of the Agent, the payment of all transaction fees and expenses incurred in connection with the Serengeti Purchase;

                  (iii) To pay all transaction fees and expenses incurred in connection with this financing including Closing Fees and costs and expenses, including attorneys' fees, of the Agent, and, with the written consent of the Agent, costs and expenses, including attorneys' fees, of the Borrower; and

                  (iv) To pay and discharge in full the Existing Indebtedness.

            Section 3.2 Term Notes; Repayment of Principal.

            (a) Borrower's obligations to pay the principal of, and interest on, the Term Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Term Note payable to such Lender completed in conformity with this Agreement.

            (b) All outstanding amounts under the Term Loans shall be due and payable as follows:

                  (i) Interest shall be due and payable in such amounts and at the end of such periods as set forth in Sections 4.3 and 4.4 hereof;

                  (ii) Subject to the further provisions of Section 3.3 below,
            Principal shall be payable at the end of each fiscal quarter in quarterly principal payments beginning March 31, 1997 in the following amounts:

                    Calendar Year      Quarterly Payment
                    -------------      -----------------

                     1997             $312,500 per quarter

                     1998             $437,500 per quarter

                     1999 - 2002      $583,333 per quarter

                  (iii) All unpaid principal and accrued but unpaid interest shall be due and payable in full on the Maturity Date.

            Section 3.3 Mandatory Prepayments. The Borrower shall in addition to the amounts set forth in Section 3.2 above, also pay to the Lenders in accordance with their Pro Rata Shares for application on the Term Loans the following amounts:

            (a) Subject to paragraph (b) below, 100% of all Net Proceeds excluding, however, (i) any Net Proceeds arising out of the sale of inventory in the ordinary course of business, and (ii) any Net Proceeds arising out of the sale of equipment if and only to the extent the Net Proceeds are within thirty (30) days thereafter used to purchase replacement equipment;

            (b) 50% of the Net Proceeds received by the Borrower from the exercise of the Existing Warrants; and

            (c) 75% of Excess Cash Flow for each fiscal year.

Any prepayments made under this Section shall be made by the Borrower immediately after its receipt of said Net Proceeds and shall be applied pro rata to the reduction of the remaining scheduled principal payments under Section 3.2(b)(ii) above.

                                   ARTICLE IV

                               GENERAL LOAN TERMS

            Section 4.1 Funding Notices.

            (a) Subject to paragraph (e) below, whenever Borrower desires to make a Borrowing with respect to the Revolving Loan Commitments or the Term Loan Commitments, it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 A.M. (local time for the Agent) at its Lending Office (i) on the requested date of such Borrowing in the case of Base Rate Advances, and
      (ii) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 11:00 A.M. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto. All Notice of Borrowing shall be executed by the Borrower outside the State of Florida and shall be delivered to the Agent outside the State of Florida at its Atlanta Lending Office.

            (b) Subject to paragraph (e) below, whenever Borrower desires to convert one or more Borrowings of one Type into Borrowing of another Type, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give Agent prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted or continued, such Notice of Conversion/Continuation to be given prior to 11:00 a.m. (local time for the Agent) at its Lending Office
      (i) on the requested date of such Borrowing in the case of the continuation into a Base Rate Advance, and (ii) three Business Days prior to the requested date of such Borrowing in the case of a continuation of or conversion into Eurodollar Advances. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Borrowing to be converted or continued, the date of such conversion or continuation (which shall be a Business
      Day), whether the Borrowing is being converted into or continued as Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof. The Borrower shall execute each Notice of Conversion/Continuation outside the State of Florida and shall deliver said Notice to the Agent outside the State of Florida at its Atlanta Lending Office.

            (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Agent and the Lenders may act without liability upon the basis of telephonic notice believed by the Agent or the Lender in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Agent's and the Lender's record of the terms of such telephonic notice.

            (d) The Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this
      Section 4.1 with respect to the Revolving Loan Commitments and Term Loans Commitments.

            (e) Unless the Agent directs otherwise in writing, no Notice of Borrowing under paragraph (a) above, and no Notice of Conversion/Continuation under paragraph (b) above shall be applicable. If and when the Borrower desires any Borrowing under paragraph (a) above or a conversion/continuation of an existing Borrowing under paragraph (b) above, the Borrower will only give telephonic notice to the Agent as set forth in said paragraphs. The Agent will be under no duty to verify the authority of the person giving any telephonic instructions to the Agent. The Agent will then furnish to the Borrower a Confirmation of Borrowing or a Confirmation of Conversion/Continuation, as the case may be. Absent manifest error or gross negligence, the Confirmation of Borrowing and Confirmation of Conversion/Continuation shall be conclusive.

            Section 4.2 Disbursement of Funds.

            (a) No later than 1:00 P.M. (local time for the Agent) on the date of each Borrowing pursuant to the Revolving Loan Commitments or the Term Loan Commitments, each Lender will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Lending Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Agent or SunTrust Affiliate, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

            (b) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing. Nothing in this section shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

            (c) All Borrowings under the Revolving Loan Commitments and Term Loan Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its obligations hereunder.

            Section 4.3 Interest.

            (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans and Term Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum (computed on the basis of a 360-day year for Eurodollar Advances and a 365-day year for Base Rate Advances, based upon the actual number of days elapsed) equal to the applicable rates indicated below:

                  (i) For Base Rate Advances -- The Base Advance Rate in effect from time to time; and

                  (ii) For Eurodollar Advances -- The applicable LIBOR Advance
            Rate.

            (b) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans, Term Loans and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue, at the higher of the following rates:

                  (i) Base Advance Rate plus an additional two percent (2.0%)
            per annum; or

                  (ii) The interest rate otherwise applicable to said amount plus an additional two percent (2.0%) per annum.

      provided, however, for any Eurodollar Advance not paid at the end of the Applicable Interest Period, interest shall accrue at the Base Rate plus an additional two percent (2.0%) per annum.

            (c) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each fiscal quarter of Borrower in each year. Interest on all outstanding Eurodollar Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Advances having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period. In addition to the foregoing, interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at the Maturity Date and, after the Maturity Date, on demand. Interest in regard to any Letter of Credit shall accrue on the date said Letter of Credit is drawn on, which draw shall constitute an Advance under the Revolving Loan Commitments.

            (d) The Agent, upon determining the LIBOR Advance Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing Borrower and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

            Section 4.4 Interest Periods.

            (a) In connection with the making or continuation of, or conversion into, each Eurodollar Advances, Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a one (1), two (2), three (3) or six (6) month period; provided that:

                  (i) The initial Interest Period for any Borrowing of
            Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

                  (iv) No Interest Period shall extend beyond any date upon
            which any principal payment is due with respect to the Revolving Loans or Term Loans.

            Section 4.5 Fees.

            (a) Borrower shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share to each Lender, the Commitment Fee for the period commencing on the Closing Date to and including the Maturity Date, such Commitment Fee being payable (i) quarterly in arrears on the last calendar day of each fiscal quarter of Borrower and on the Maturity Date, and (ii) at the time of any reduction in the Total Revolving Loan Commitment under Section 2.5 hereof on the amount of said reduction.

            (b) Borrower shall pay to the Agent for the Agent's own account, an annual administrative fee, in advance, in the amount previously agreed in writing by Borrower with the Agent commencing on the Closing Date and each anniversary date thereafter.

            (c) Borrower shall pay to Agent on or prior to Closing Date, the balance of the Upfront Fees.

            (d) Borrower shall pay to Agent, for the account of and distribution of the respective Pro Rata Share to each Lender, the Letter of Credit Fee upon the issuance of each Letter of Credit and quarterly thereafter so long as the Letter of Credit is then outstanding. Borrower shall pay to Agent, for the Agent's own account, a Facing Fee upon the issuance of each Letter of Credit.

            Section 4.6 Voluntary Prepayments of Borrowings.

            (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $500,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Eurodollar Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in amounts aggregating $500,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, if such prepayment is made on the last day of an Interest Period applicable thereto. No Eurodollar Advance may be prepaid prior to the end of the Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 4.6(c) and
      (d) below.

            (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment of the Revolving Loans or Term Loans (i) not less than one (1) Business Day prior to any prepayment of Base Rate Advances, and (ii) not less than three (3) Business Days prior to any prepayment of Eurodollar Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (b), the Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment.

            (c) Borrower, when providing notice of prepayment pursuant to
      Section 4.6(b) may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Eurodollar Advances made pursuant to a single Borrowing of the Revolving Loans or Term Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $250,000.00, such Borrowing shall immediately be converted into Base Rate Advances, and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing.

            (d) All voluntary prepayments shall be applied first to the payment of any unpaid interest before application to principal. Payments applied to principal on Term Loans shall be applied pro-rata to the reduction of the remaining scheduled principal payments on the Term Loan.

            (e) In regard to any Revolving Loan, nothing contained herein shall preclude the Borrower from prepaying said Loan and thereafter and prior to the Maturity Date from obtaining any additional or future Advances as a Revolving Loan under Section 2.1 above up to the Total Revolving Loan Commitment.

            Section 4.7 Payments, etc.

            (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause (b) below, shall be made without demand, defense, set-off or counterclaim to the Agent, not later than 1:00 p.m. (local time for the Agent) on the date when due and shall be made in Dollars in immediately available funds to the Agent at the Agent's Lending Office. The Agent shall then pay to each Lender that Lender's Pro Rata Share of said payment.

            (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding any Taxes imposed on the overall net income of the Lenders pursuant to the laws of any jurisdiction). If any Taxes are so levied or imposed (other than excluded Taxes based on income as set forth above), Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 4.7), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction, and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Agent and each Lender, within thirty days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any such Taxes (exclusive of any taxes imposed on the overall net income of any Lender) so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

                  (ii) Each Lender that is organized under the laws of any
            jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, shall promptly upon written request of Borrower, so inform Borrower in writing.

            (c) Subject to Section 4.4(a)(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

            (d) All computations of interest and fees shall be made on the basis of a year of 360 days for Eurodollar Advances and 365 days for Base Rate Advances, each based on the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed)

            (e) Payment by Borrower to the Agent in accordance with the terms of this Agreement shall, as to Borrower, constitute payment to the Lenders under this Agreement.

            Section 4.8 LIBOR Rate Not Ascertainable, etc. In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining LIBOR for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Agent's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders of such determination and a summary of the basis for such determination. Until the Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist (which Agent agrees to give as soon as conditions warrant), the obligations of the Lenders to make or permit portions of the Revolving Loans or Term Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances, shall be suspended, and such affected Advances shall bear the same rate of interest as Base Rate Advances.

            Section 4.9 Illegality.

            (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

            (b) Upon the giving of the notice to Borrower referred to in paragraph (a) above, (i) Borrower's right to request and such Lender's obligation to make Eurodollar Advances, shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and
      (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Eurodollar Advances expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 4.9(b).

            Section 4.10 Increased Costs.

            (a) If, by reason of after the date hereof, (x) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances or its obligation to make Eurodollar Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the net income or profits of such Lender or its applicable Lending Office imposed by any jurisdiction); or

                  (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or its obligation to make Eurodollar Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market or the United States secondary certificate of deposit market;

      and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable LIBOR Advance Rate for Eurodollar Advances), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 4.7(b) above), upon written notice from and demand by such Lender on Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

            (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 4.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such markets, the LIBOR Advance Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

                  (i) The Agent shall forthwith give notice (by telephone
            confirmed in writing) to Borrower and to the other Lenders of such advice;

                  (ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances, shall be immediately suspended; and

                  (iii) Such Lender shall make a Loan as part of any requested
            Borrowing of Eurodollar Advances, as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

            Section 4.11 Lending Offices.

            (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 4.7(b), 4.8, 4.9 or 4.10 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as reasonably determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 4.11 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

            (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to
      Section 4.7(b) hereof, such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to said Section 4.7(b) or otherwise result in any liability of such Lender.

            Section 4.12 Funding Losses. Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances, in either case to the extent not recovered by such Lender in connection with the reemployment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.9(b) hereof) of any Eurodollar Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

            Section 4.13 Assumptions Concerning Funding of Eurodollar Advances. Calculation of all amounts payable to a Lender under this Article IV shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

            Section 4.14 Apportionment of Payments. Aggregate principal and interest payments in respect of Loans and payments in respect of Commitment Fees and Letter of Credit Fees (but not Facing Fee and Upfront Fees) shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective Pro Rata share of such Commitments and outstanding Loans. The Agent shall promptly distribute to each Lender at its payment office set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Agent.

            Section 4.15 Sharing of Payments, Etc. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata portion of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

            Section 4.16 Capital Adequacy. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that the adoption of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy by an amount deemed by such Lender to be material, then within ten Business Days after written notice and demand by such Lender (with copies thereof to the Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base
Rate). Each certificate as to the amount payable under this Section 4.16 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

            Section 4.17 Benefits to Guarantors. In consideration for the execution and delivery by the Guarantors of their respective Guaranty Agreement, Borrower agrees to make the benefit of extensions of credit hereunder available to the Guarantors.

            Section 4.18 Limitation on Certain Payment Obligations.

            (a) Each Lender or Agent shall make written demand on Borrower for indemnification or compensation pursuant to Section 4.7 hereof no later than ninety (90) days after the earlier of (i) the date on which such Lender or Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.

            (b) Each Lender or Agent shall make written demand on Borrower for indemnification or compensation pursuant to Sections 4.12 and 4.13 hereof no later than ninety days after the event giving rise to the claim for indemnification or compensation occurs.

            (c) Each Lender or Agent shall make written demand on Borrower for indemnification or compensation pursuant to Sections 4.10 and 4.16 no later than ninety days after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

            (d) In the event that the Lenders or Agent fail to give Borrower notice within the time limitations prescribed in paragraphs (a) or (b) above, Borrower shall not have any obligation to pay such claim for compensation or indemnification. In the event that the Lender or Agent fail to give Borrower notice within the time limitation prescribed in paragraph (c) above, Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

            Section 4.19 Change from One Type of Borrowing to Another. Subject to the limitations set forth in this Agreement, the Borrower shall have the right from time to time to change from one Type of Borrowing to another by giving appropriate Notice of Conversion/Continuation in the manner set forth in
Section 4.1 hereof.

                                   ARTICLE V.

                            CONDITIONS TO BORROWINGS

            The obligations of each Lender to make Advances to Borrower hereunder and to accept a Term Note on the Closing Date or as a result of the drawing of the Letter of Credit is subject to the satisfaction of the following conditions:

            Section 5.1 Conditions Precedent to Initial Loans. At the time of the making of the initial Loans hereunder on the Closing Date and the issuance of any Letters of Credit on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Loans and the issuance of the Letter of Credit (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent and the Lenders as previously agreed with Borrower), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

            (a) The duly executed counterparts of this Agreement;

            (b) The duly executed Revolving Notes evidencing the Revolving Loan Commitments and the duly executed Term Notes evidencing the Term Loan Commitments;

            (c) The duly executed Credit Documents, to the extent not otherwise specifically identified herein;

            (d) Duly executed Closing Certificate of Borrower in substantially the form of Exhibit H attached hereto and appropriately completed;

            (e) Duly executed Certificates of the Secretary or Assistant Secretary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents;

            (f) Duly executed Certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

            (g) Certified copies of the certificate or articles of incorporation of each Credit Party certified by the Secretary of State or the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

            (h) Copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

            (i) Certified copies of the Intercompany Credit Documents, to the extent that they exist;

            (j) The duly executed copy of the Contribution Agreement by the Borrower and the Guarantors, in the form attached hereto as Exhibit K, if there are any Guarantors;

            (k) Certified copies of uniform commercial code searches, tax lien searches, judgment lien searches, and other searches as the Agent may require, on the Consolidated Companies and Serengeti and its subsidiaries, reflecting no Liens against the Consolidated Companies or Serengeti or its subsidiaries, other than those to be paid in full as result of the Serengeti Purchase and Permitted Liens;

            (l) Certified copies of indentures, credit agreements, leases, capital leases, instruments, and other documents evidencing or securing Indebtedness of any Consolidated Company described on Schedule 8.1(b) attached hereto, in any single case in an amount not less than $100,000;

            (m) Certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, and other compensation and employee benefit plans;

            (n) Certificates, reports, environmental audits and investigations, and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

            (o) Certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

            (p) A summary, set forth in format and detail reasonably acceptable to the Agent, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

            (q) The duly executed favorable opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Credit Parties, substantially in the form of Exhibit J attached hereto addressed to the Agent and each of the Lenders;

            (r) No Default or Event of Default has occurred, and there has been delivered to the Agent the Closing Certificate in the form attached hereto as Exhibit H attached hereto to this effect;

            (s) There has been no Materially Adverse Effect in the Borrower's financial condition and operations as reflected in the Borrower's financial statements referenced and set forth in Section 6.4 below; all Existing Indebtedness has been paid in full, and any other financing or other credit commitments from said third party has been terminated, and there is not outstanding from any other party any commitments to provide financing to the Borrower;

            (t) The following financial information on Serengeti:

                  (i) Financial statements of the Serengeti Business, audited for the fiscal years ended January 1, 1995 and December 31, 1995;
            and

                  (ii) Financial statements of the Serengeti Business,
            internally prepared and unaudited, for the nine (9) month period ended September 30, 1996;

      indicating financial performance consistent with the existing pro-forma financial information provided to the Agent by the Company on the Serengeti Business, and, in the case of the audited statements, prepared by an independent certified public accountants reasonably acceptable to the Agent;

            (u) In regard to the Serengeti Purchase:

                  (i) The Serengeti Purchase (contemporaneously herewith) has closed on terms set forth in the Serengeti Purchase Agreement;

                  (ii) The total purchase price for the Serengeti Business does not exceed $27,500,000 plus transaction expenses;

                  (iii) Copies of all Serengeti Purchase Documents, certified by the Secretary or Assistant Secretary of the Borrower as being true and correct, have been furnished to the Agent;

                  (iv) The Agent has been furnished with a satisfactory
            evaluation of the "Serengeti" brand name by a third party appraisal firm acceptable to the Agent;

                  (v) There has been furnished to the Agent a summary of the fixed assets being purchased as a part of the Serengeti Purchase with proper environmental reviews, if any, along with an audit or certification of the existing Serengeti inventory acceptable to the Agent showing a combined valuation of not less than $10,000,000; and

                  (vi) Since the date of the most recent financial statements of the Serengeti Business described in Section 6.3 hereof, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect assuming that the Serengeti Purchase had previously occurred.

            (v) There has been furnished to the Agent an executed agreement between the Borrower and Corning, providing for Corning to supply lens blanks to the Borrower, satisfactory to the Agent.

            (w) A letter of intent or memorandum of understanding with Swank International Manufacturing Co., Ltd. or other manufacturer acceptable to Agent regarding the operation of the hydrogen firing process currently located at a facility in Fukui, Japan, satisfactory to the Agent. As set forth in Section 7.14 below, it will be a Post Closing Requirements that said letter of intent or memorandum of understanding be finalized in a definitive agreement and that Swank take over and operate the equipment and produce the hydrogen fired lenses all by May 31, 1997, with said definitive agreement being satisfactory to the Agent.

            (x) The assembly by the Borrower of a senior management team satisfactory to the Agent.

            (y) The establishment of $2,000,000 in key man life insurance on Mr. Stephen Nevitt, as set forth in Section 7.13 hereof.

            (z) The duly executed Consents by Lessor.

            (aa) In regard to the Private Placement:

                  (i) The Borrower has closed on the Private Placement and
            received therefrom an amount not less than $22,500,000, less the expenses of that offering; and

                  (ii) Copies of the Preferred Stock Purchase Agreement
            including any other documents relating to the issuance of any Preferred Stock, certified by the Secretary of the Borrower as being true and correct, and the further certification by an Executive Officer that the Borrower has received not less than $20,900,000 from the issuance of the Preferred Stock.

In addition to the foregoing, the following conditions shall have been satisfied or shall exist, all to the reasonable satisfaction of the Agent, as of the time the initial Loans are made hereunder:

            (ab) The Loans to be made on the Closing Date and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority;

            (ac) All corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Agent;

            (ad) The status of all pending and threatened litigation (including products liability and patent claims) which might result in a Materially Adverse Effect, including a description of any damages sought and the claims constituting the basis therefor, shall have been reported in writing to the Agent, the Agent shall have reported such matters to the Lenders, and the Lenders shall be satisfied with such status; and

            (ae) All fees required to be paid on or prior to the Closing Date by the Borrower to the Lenders or Agent have been paid.

            Section 5.2 Conditions to All Loans. At the time of the making of all Loans (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

            (a) There shall then exist no Default or Event of Default;

            (b) All representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans (except to the extent that such representations and warranties expressly relate to an earlier date or are affected by transactions permitted under this Agreement);

            (c) There shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets , where said action if successful would have a Materially Adverse Effect;

            (d) The Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower; and

            (e) The Agent shall have received such other documents or legal opinions as the Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Agent.

            Section 5.3 Certification For Each Borrowing. Each Notice of Borrowing, Notice of Conversion/Continuation, any draw under the Letter of Credit, any other request for a Borrowing, and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of each said Notice, draw request or acceptance, as the case may be, that the applicable conditions specified in Sections 5.1 and 5.2 hereof have been satisfied or are true and correct, as the case may be.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

            Borrower represents, warrants and covenants to Lenders that:

            Section 6.1 Organization and Qualification. Borrower is a corporation duly organized and existing in good standing under the laws of the State of New York. Each Subsidiary of Borrower is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation. Borrower and each of its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which the character of their properties or the nature of their business makes such qualification necessary, except for such jurisdictions in which a failure to qualify to do business would not have a Materially Adverse Effect. Borrower and each of its Subsidiaries have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted. The jurisdiction of incorporation or organization for Borrower and each Subsidiary as of the date of this Agreement is accurately described on Schedule 6.1 attached hereto.

            Section 6.2 Corporate Authority. The execution and delivery by Credit Parties of and the performance by Credit Parties of their obligations under the Credit Documents have been duly authorized by all requisite corporate action and all requisite shareholder action, if any, on the part of Credit Parties and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or bylaws of Credit Parties, or except for any Incidental Contracts, any indenture, agreement or other instrument to which Credit Parties are a party or by which Credit Parties or any of their properties is bound, or (ii) except for any Incidental Contracts be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

            Section 6.3 Serengeti Financial Statements. Borrower has furnished Lenders with the following financial statements, identified by the Treasurer of
Borrower: balance sheets and statements of income, stockholders' equity and cash flow of the Serengeti Business as of and for the fiscal years ended on January 1, 1995 and December 31, 1995 certified by Price Waterhouse, and the nine (9) month balance sheet and statements of income and stockholder equity of the Serengeti Business as and for the nine (9) months ended on September 30, 1996. To Borrower's knowledge, after inquiry, such Serengeti financial statements (including any related schedules and notes), have been prepared in accordance with GAAP consistently applied throughout the period or periods in question (subject, as to interim statements, to omissions or condensations as stated in the notes thereto, and to changes resulting from audits and year end adjustments) and show, in the case of audited statements, all liabilities, direct or contingent, of Serengeti required to be shown in accordance with GAAP consistently applied throughout the period or periods in question and fairly present in all material respects the financial position and the results of operations of the Serengeti Business for the periods indicated therein. To Borrower's knowledge, after inquiry, there has been no change in the business, condition or operations, financial or otherwise, of Serengeti since September 30, 1996 which could reasonably be expected to have a Materially Adverse Effect.

            Section 6.4 Borrower Financial Statements. Borrower has furnished Lenders with the following financial statements, identified by the Treasurer of
Borrower: consolidated balance sheets and consolidated statements of income, stockholders' equity and cash flow of Borrower as of and for the fiscal years ended on the last day in December 1994 and 1995 certified by Winter, Scheifley & Associates, P.C., and the nine (9) month consolidated balance sheets and consolidated statements of income and stockholder equity of Borrower as and for the nine (9) months ended on September 30, 1996. Such Borrower financial statements (including any related schedules and notes) are true and correct in all material respects, have been prepared in accordance with GAAP consistently applied throughout the period or periods in question (subject, as to interim statements, to omissions or condensations as stated in the notes thereto, and to changes resulting from audits and year end adjustments) and show, in the case of audited statements, all liabilities, direct or contingent, of Borrower and its subsidiaries, required to be shown in accordance with GAAP consistently applied throughout the period or periods in question and fairly present in all material respects the consolidated financial position and the consolidated results of operations of Borrower and its Subsidiaries for the periods indicated therein. To Borrower's knowledge, after inquiry, there has been no change in the business, condition or operations, financial or otherwise, of Borrower and its Subsidiaries (taken as a whole) since September 30, 1996 which could reasonably be expected to have a Materially Adverse Effect.

            Section 6.5 Tax Returns. Except as set forth on Schedule 6.5 attached hereto, each of Borrower and its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of Borrower and its Subsidiaries, are required to have been filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due or except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

            Section 6.6 Actions Pending. Except as disclosed on Schedule 6.6 attached hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which could reasonably be expected to result in any Materially Adverse Effect.

            Section 6.7 Representations; No Defaults. At the time of each Borrowing, there shall exist no Default or Event of Default.

            Section 6.8 Title to Properties. Each of Borrower and its Subsidiaries has (i) good and marketable fee simple title to its respective real properties (other than real properties which it leases from others), including all such real properties reflected in the consolidated balance sheet of Borrower and its Subsidiaries as of December 31, 1995 hereinabove described (other than real properties disposed of in the ordinary course of business), subject to no Lien of any kind except as set forth on Schedule 6.8 attached hereto or as permitted by Section 8.2 hereof, and (ii) good title to all of its other respective properties and assets (other than properties and assets which it leases from others), including the other material properties and assets reflected in the balance sheet of the Serengeti Business at September 30, 1996 hereinabove described (other than properties and assets disposed of in the ordinary course of business or sold in accordance with Section 8.3 below), subject to no Lien of any kind except as set forth on said Schedule 6.8, or as permitted by Section 8.2 hereof. Each of Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect.

            Section 6.9 Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms, and the Notes, and all other Credit Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable as against all applicable Credit Parties, except as the enforceability of the Notes and other Credit Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general and by general principles of equity, whether considered in a proceeding at law or in equity.

            Section 6.10 Consent. Except for such consents of parties to any Incidental Contracts, no consent, permission, authorization, order or license of any governmental authority or Person is necessary in connection with the execution, delivery, performance or enforcement of the Credit Documents.

            Section 6.11 Use of Proceeds; Federal Reserve Regulations. The proceeds of the Notes will be used solely for the purposes specified in Section 2.1(c) and 3.1(c) and none of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" or for the purpose of reducing or retiring any indebtedness that originally was incurred to purchase or carry a "margin security" or "margin stock" or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of the regulations of the Board of Governors of the Federal Reserve System.

            Section 6.12 ERISA.

            (a) Identification of Certain Plans. Schedule 6.12 attached hereto sets forth all Plans of Borrower and its Subsidiaries in effect on the date of this Agreement;

            (b) Compliance. Each Plan is being maintained, by its terms and in operation, in accordance with all applicable laws, except such noncompliance (when taken as a whole) that will not have a Materially Adverse Effect;

            (c) Liabilities. Neither the Borrower nor any Subsidiary is currently or will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Materially Adverse Effect; and

            (d) Funding. The Borrower and each ERISA Affiliate have made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan, except where such non-payment would not have a Materially Adverse Effect. As of the date of this Agreement, no Plan has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) except as disclosed on said Schedule 6.12. No Plan is subject to a waiver or extension of the minimum funding requirements under ERISA or the Code, and no request for such waiver or extension is pending.

            Section 6.13 Subsidiaries. Schedule 6.1 attached hereto sets forth each Subsidiary of the Borrower as of the date of this Agreement, designating which are Material Subsidiaries, if any. All the outstanding shares of Capital Stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and all such outstanding shares, except as noted on said Schedule
6.1 hereto, are owned by Borrower or a Wholly Owned Subsidiary of Borrower free of any Lien or claim (other than those in favor of the Agent).

            Section 6.14 Outstanding Indebtedness. Except as set forth on
Schedule 6.14 attached hereto, as of the Closing Date and after giving effect to the transactions contemplated by this Agreement, no Credit Party has outstanding any Indebtedness except as permitted by Section 8.1 hereof and as of the Closing Date there exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto except as noted on said
Schedule 6.14.

            Section 6.15 Conflicting Agreements. Except as set forth on Schedule
6.15 attached hereto, none of Borrower or any of its Subsidiaries is a party to any contract or agreement or other burdensome restrictions or subject to any charter or other corporate restriction which could reasonably be expected to have a Materially Adverse Effect. Assuming the consummation of the transactions contemplated by this Agreement, neither the execution or delivery of this Agreement or the Credit Documents, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will except as set forth in said
Schedule 6.15, conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than those in favor of the Agent) the charter or ByLaws of Borrower or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower or any of its

Subsidiaries is subject, and none of Borrower or any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of Borrower or any of its Subsidiaries in an amount exceeding $100,000, any agreement relating thereto or any other contract or agreement (including its charter but excluding Incidental Contracts) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the type to be evidenced by the Notes or contains dividend or redemption limitations on Common Stock of Borrower, except for this Agreement, Borrower's Certificate of Incorporation, and those matters listed on said
Schedule 6.15.

            Section 6.16 Pollution and Other Regulations.

            (a) Except as set forth on Schedule 6.16(a) attached hereto, each of the Borrower and its Subsidiaries has to the best of its knowledge complied in all material respects with all applicable Environmental Laws, including without limitation, compliance with permits, licenses, standards, schedules and timetables issued pursuant to Environmental Laws, and is not in violation of, and does not presently have outstanding any liability under, has not been notified that it is or may be liable under and does not have knowledge of any material liability or potential material liability (including any liability relating to matters set forth on said Schedule 6.16(a)), under any applicable Environmental Law, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended ("FWPCA"), the Federal Clean Air Act, as amended ("FCAA"), and the Toxic Substance Control Act ("TSCA"), which violation, liability or potential liability could reasonably be expected to have a Materially Adverse Effect.

            (b) Except as set forth on Schedule 6.16(b) attached hereto, as of the date of this Agreement, neither the Borrower nor any of its Subsidiaries has received a written request for information under CERCLA, any other Environmental Laws or any comparable state law, or any public health or safety or welfare law or written notice that any such entity has been identified as a potential responsible party under CERCLA, and other Environmental Laws, or any comparable state law, or any public health or safety or welfare law, nor has any such entity received any written notification that any Hazardous Materials that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported, or disposed of, has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any applicable Environmental Law.

            (c) Except as set forth on Schedule 6.15(c) attached hereto, each of the Borrower and its Subsidiaries has obtained all material permits, licenses or other authorizations required for the conduct of their respective operations under all applicable Environmental Laws and each such authorization is in full force and effect, except where the failure to do so would not have a Materially Adverse Effect.

            Section 6.17 Possession of Franchises, Licenses, Etc. Each of Borrower and its Subsidiaries possesses all material franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, the failure of which to possess would have a Materially Adverse Effect and neither Borrower nor any of its Subsidiaries is in violation of any thereof in any material respect.

            Section 6.18 Patents, Etc. Except as set forth on Schedule 6.18 attached hereto, each of

Borrower and its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. Nothing has come to the attention of Borrower or any of its Subsidiaries to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower or any of its Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting Borrower or any of its Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code, which would in any case prevent, materially inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise have a Materially Adverse Effect.

            Section 6.19 Governmental Consent. Neither the nature of Borrower or any of its Subsidiaries nor any of their respective businesses or properties, nor any relationship between Borrower and any other Person, nor any circumstance in connection with the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby is such as to require on behalf of Borrower or any of its Subsidiaries any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement and the Credit Documents, except for such filings with the Securities and Exchange Commission as may be required by applicable law (which filings the Borrower agrees to make promptly and diligently pursue to completion) or such filings as are necessary to perfect the Agent's Liens.

            Section 6.20 Disclosure. Neither this Agreement nor the Credit Documents nor any other document, certificate or written statement furnished to Lenders by or on behalf of Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. There is no fact peculiar to Borrower which materially adversely affects or in the future may (so far as Borrower can now foresee) materially adversely affect the business, property or assets, financial condition or prospects of Borrower which has not been set forth in this Agreement or in the Credit Documents, other documents, certificates and written statements furnished to Lenders by or on behalf of Borrower prior to the date hereof in connection with the transactions contemplated hereby.

            Section 6.21 Insurance Coverage. Each property of Borrower or any of its Subsidiaries is insured in amounts deemed adequate by Borrower's management and no less than those amounts customary in the industry in which Borrower and its Subsidiaries operate against risks usually insured against by Persons operating businesses similar to those of Borrower or its Subsidiaries in the localities where such properties are located.

            Section 6.22 Labor Matters.

            (a) Except as set forth on Schedule 6.22 attached hereto for the period ending on the Closing Date, the Borrower and the Borrower's Subsidiaries have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Borrower or any of Borrower's Subsidiaries, the result of which could have a Materially Adverse Effect.

            (b) The hours worked and payment made to employees of the Borrower and Borrower's Subsidiaries have not been in violation in any material respect of the Fair

      Labor Standards Act or any other applicable law dealing with such matters.

            (c) All payments due from the Borrower and Borrower's Subsidiaries, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Borrower and Borrower's Subsidiaries where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

            (d) Each of Borrower and its Subsidiaries complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business, and Borrower will use its best efforts to comply, and to cause each of its Subsidiaries to comply, with all such laws and regulations which may be legally imposed in the future in jurisdictions in which Borrower or any of its Subsidiaries may then be doing business, except where the failure to do so would not have a Materially Adverse Effect.

            Section 6.23 Intercompany Loans; Dividends. The Intercompany Loans and the Intercompany Credit Documents, to the extent that they exist, have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity. Except as set forth in the Credit Documents, there are no restrictions on the power of any Consolidated Company to repay any Intercompany Loan or to pay dividends on the Capital Stock. Intercompany loans as of the Closing Date are described in
Schedule 6.23 attached hereto.

            Section 6.24 Burdensome Restrictions. Except as set forth on
Schedule 6.24, on the Closing Date none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

            Section 6.25 Solvency. Each of the Consolidated Companies is solvent and able to pay its debts as and when they accrue and are due.

            Section 6.26 Compliance with Laws. Except as set forth on Schedule
6.26 attached hereto, each Consolidated Company is in compliance with all laws, statutes, orders, rules, regulations, or judgments entered by any court, the failure of which could reasonably be expected to have a Material Adverse Effect.

            Section 6.27 Permitted Investments. Except as set forth in Schedule
6.27 attached hereto, no Consolidated Company has any Investment, either equity or long-term indebtedness, in any other Person not Affiliated with the Borrower.

            Section 6.28 First, Perfected Security Interest in Collateral. The Agent, for and in behalf of the Lenders, has a first, perfected security interest in the Collateral to secure the Obligations subject to no other Liens except as permitted in Sections 7.14 and 8.2 hereof.

            Section 6.29 Serengeti Purchase.

            (a) The Serengeti Purchase has occurred in substantial accordance with the terms of the Serengeti Purchase Agreement and the Borrower has acquired substantially all the assets of the Serengeti Business.

            (b) The Serengeti Purchase Documents are in accordance with the Serengeti Purchase Agreement.

            (c) Assuming the Serengeti Purchase had occurred prior to the Closing Date, to the Borrower's knowledge the representations and warranties contained in this Article VI would be true and correct in all material respects with the same effect.

            Section 6.30 Capital Stock.

            (a) The authorized Capital Stock of the Borrower consists of (i) 10,000,000 shares of common stock, $.001 par value, of which 2,384,000 shares are issued and outstanding and (ii) 1,000,000 shares of preferred stock, par value $.001 per share, of which (giving effect to shares issued to fund the Serengeti Purchase) 7,500 shares of Series A 6.5% Convertible Preferred Stock, 7,500 shares of Series B 6% Convertible Preferred Stock and 7,500 shares of Series C 6% Convertible Preferred Stock are issued and outstanding on the Closing Date (collectively, the "Preferred Stock"). All outstanding Capital Stock of the borrower is validly issued, fully paid and nonassessable.

            (b) Except for (i) the issuance by the Borrower of Preferred Stock under the Private Placement and as referred to in the Financial Statements of Borrower identified in Section 6.4 above, (ii) the Existing Warrants,
      (iii) the Underwriter Option and (iv) the Stock Options, both existing on the Closing Date and as may be issued from time to time in accordance with the Borrower's stock option plan, none of the Borrower or any Subsidiary of the Borrower has outstanding any options, warrants or similar rights to acquire its Capital Stock, any securities convertible into or exchangeable for such Capital Stock, or any stock appreciation rights or phantom stock plans.

            (c) None of the Borrower or any subsidiary of the Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock or any warrants, options or other securities or rights directly or indirectly convertible into or exercisable or exchangeable for its Capital Stock.

            Section 6.31 Places of Business.

            (a) The Places of Business identified in Schedule 6.31(a) attached hereto constitute all the Places of Business for the Consolidated Companies.

            (b) The Places of Business identified in Schedule 6.31(b) attached hereto as Material Places of Business are the only Places of Business which are Material Places of Business.

            Section 6.32 Preferred Stock. In regard to the Preferred Stock:

            (a) The Preferred Stock has been issued in accordance with the Preferred Stock Purchase Agreement.

            (b) The copies of the documents regarding the purchase of the Preferred Stock furnished to the Agent and the Lenders are true, correct and complete copies of said documents.

            (c) The Borrower has received from the sale of the Preferred Stock gross proceeds not less than $22,500,000, less expenses of the offering, and with respect to which the Borrower has furnished the Agent a correct listing of all of said expenses.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees that so long as it may borrow under this Agreement or so long as any indebtedness remains outstanding under the Notes that it will:

            Section 7.1 Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, in each case where the failure to do so could reasonably be expected to have a Materially Adverse Effect.

            Section 7.2 Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all Requirements of Law (including, without limitation, the Environmental Laws, subject to the exception set forth in
Section 7.7(g) below where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $250,000. in the aggregate) and material Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and material Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

            Section 7.3 Payment of Taxes and Claims, Etc. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

            Section 7.4 Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

            Section 7.5 Visitation, Inspection, Etc. Permit, and cause each of its Subsidiaries to permit, any representative of the Agent or any Lender to visit and inspect any of its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent or such Lender may reasonably request after reasonable prior notice to Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required.

            Section 7.6 Insurance; Maintenance of Properties.

            (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of the Borrower and each of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts, including such self-insurance and deductible provisions, as is customary for such companies under similar circumstances;

      provided, however, that in any event Borrower shall use its best commercial efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Borrower and the Agent, be excessive. Unless otherwise agreed by Agent, insurance shall be for the insurable value of all inventory and equipment.

            (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

            Section 7.7 Reporting Covenants. Furnish to each Lender:

            (a) Monthly Borrowing Base Certificate. As soon as available and in any event within thirty days after the end of each month of Borrower, a Borrowing Base Certificate of the Consolidated Companies as at the end of such month.

            (b) Monthly Financial Statements. As soon as available and in any event within thirty days after the end of each month, balance sheets of the Consolidated Companies as at the end of such month presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows (if available) of the Consolidated Companies for such month and for the portion of Borrower's fiscal year ended at the end of such month, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding month of the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such month on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such month and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year end audit adjustments and the absence of footnotes, and to any change in accounting treatment which the Borrower may give to accounting for leases of property provided, however, if the Borrower changes its accounting treatment for said leases, the Borrower shall notify the Agent and the Lenders of said change and the impact of said change).

            (c) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, balance sheets of the Consolidated Companies as at the end of such fiscal quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows (if available) of the Consolidated Companies for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such fiscal quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year end audit adjustments and the absence of footnotes, and to any change in accounting treatment which the Borrower may give to accounting for leases of property provided, however, if the Borrower changes its accounting treatment for said leases, the Borrower shall notify the Agent and the Lenders of said change and the impact of said change).

            (d) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. For the fiscal years beginning January 1, 1997, said reports shall be accompanied by a report thereon are independent public accountants of either (i) recognized national standing, or (ii) of recognized regional standing, and capable of performing the same services as an independent public accounting firm of national standing and reasonably acceptable to the Agent, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP, and where said financial statements are not consistently applied with the prior fiscal year statements and the impact of said difference.

            (e) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (c) and (d) above, a certificate of the president, chief financial officer or principal accounting officer of Borrower, and in the case of audited financial statements, the certificate from the auditors, (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year (in the case of the last month of a fiscal quarter) or such fiscal quarter with
      Section 7.8 and Sections 8.1 through 8.4; provided, in the case of a certificate to be delivered with respect to the end of a fiscal quarter, that part demonstrating compliance with Section 7.8 and Sections 8.1 through 8.4 may be delivered within forty-five (45) days after the end of such quarter.

            (f) Notice of Default. Promptly after Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Borrower specifying the nature thereof and the proposed response thereto.

            (g) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property thereof, in any case which could reasonably be expected to have a Materially Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration.

            (h) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any Hazardous Material by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $250,000.00 individually or in the aggregate.

            (i) ERISA.

                  (i) Promptly after the occurrence thereof with respect to any
            Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (x) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for thirty day notice to the PBGC under such regulations), or (y) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Code, where any such taxes, penalties or liabilities exceed or could exceed $250,000 in the aggregate;

                  (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or under Section 401(a)(29)
            or 412 of the Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

                  (iii) Promptly after receipt, any notice received by any
            Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Code;

                  (iv) Upon the request of the Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA; and

                  (v) Upon the request of the Agent, (A) true and complete
            copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multi-Employer Plan of any Consolidated Company or any ERISA Affiliate thereof.

            (j) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than Permitted Liens except as expressly required by Section 8.2 hereof.

            (k) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower and the other Consolidated Companies.

            (l) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower's consolidated financial statements.

            (m) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 6.24 hereof , (ii) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 6.22.

            (n) New Material Subsidiaries. Within thirty days after the formation or acquisition of any Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent may request.

            (o) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from Borrower or any Guarantor to any other Consolidated Company that is not the Borrower or a Guarantor (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business, where the Asset Value of such assets is less than $100,000.

            (p) Other Information. With reasonable promptness, such other information about the Borrower or Consolidated Companies as the Agent or any Lender may reasonably request from time to time.

            Section 7.8 Financial Covenants.

            (a) The ratio of (i) Funded Debt divided by (ii) Consolidated EBITDA, calculated on an annualized rolling four quarters basis at the end of each fiscal quarter, shall not be greater than:

            Period                            Ratio
            ------                            -----
            Closing Date through 12/31/97     4.00 to 1

            1/1/98 through 12/31/98           3.00 to 1

            1/1/99 and thereafter             2.50 to 1

            (b) The ratio of (i) Consolidated EBITDA plus rent expense i.e., rent paid for its Places of Business divided by (ii) Fixed Charges, calculated on an annualized rolling four quarters basis at the end of each fiscal quarter shall not be less than 2.0 to 1.0.

            (c) The ratio of (i) Funded Debt divided by (ii) Total Capital, measured at the end of each fiscal quarter, shall never exceed 0.40 to 1.0.

            (d) Consolidated Net Worth shall at all times be greater than $8,500,000 plus (i) 75% of all positive Net Income after December 31, 1996, and (ii) the net proceeds, less appropriate expenses of any future stock equity issues.

            Section 7.9 Notices Under Certain Other Indebtedness. Immediately upon its receipt thereof, Borrower shall furnish the Agent a copy of any notice received by it, or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 8.1 hereof (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $250,000, where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness. Borrower agrees to take such actions as may be necessary to request the holder(s) of any Indebtedness (or any trustee or agent acting on their behalf) in an amount exceeding $250,000 incurred pursuant to documents executed or amended and restated after the Closing Date, to furnish copies of all such notices directly to the Agent simultaneously with the furnishing thereof to Borrower, and that such requirement may not be altered or rescinded without the prior written consent of the Agent. In any event, the Borrower shall agree to immediately furnish to the Agent copies of any such notices.

            Section 7.10 Additional Guarantors/Credit Parties/Collateral. Promptly after (i) the formation or acquisition (provided that nothing in this Section shall be deemed to authorize the acquisition of any entity) nor any Material Subsidiary not listed on Schedule 6.1 attached hereto, (ii) the transfer of assets to any Consolidated Company if notice thereof is required to be given pursuant to Section 7.7(n) and as a result thereof the recipient of such assets becomes a Material Subsidiary, (iii) the occurrence of any other event creating a new Material Subsidiary, Borrower shall cause to be executed and delivered a Guaranty Agreement from each such Material Subsidiary in the form attached hereto as Exhibit G, the joinder to the Contribution Agreement in the form attached hereto as Exhibit K by such Material Subsidiary, a certificate to be added to the Pledge Agreement by the Person owning the Capital Stock of said Material Subsidiary by which all of said Capital Stock is pledged to the Agent, and a certificate to be added to the Security Agreement from said Material Subsidiary whereby a first, perfected security interest in the assets of said Material Subsidiary is granted to the Agent.

            Section 7.11 Ownership of Guarantors. Borrower shall maintain its percentage of ownership existing as of the date hereof of all Guarantors, and shall not decrease its ownership percentage in each Person which becomes a Guarantor after the date hereof, as such ownership exists at the time such Person becomes a Guarantor or may be increased thereafter.

            Section 7.12 Interest Rate Protection Strategy. The Borrower shall enter into interest rate exchange agreements and/or other appropriate interest rate hedging transactions on terms acceptable to the Agent such that 75% of the Term Loan is covered by interest rate protection agreements for at least three
(3) years. Any obligations due the Lenders under said agreements shall be included within the term "Obligations" herein and shall be secured by the Collateral.

            Section 7.13 Life Insurance Policy. In regard to the Life Insurance Policy, the Borrower will maintain in full force and effect, and pay all premiums upon, said Policy. In this regard, the Policy will be in an initial amount not less than $2,000,000, which amount may be reduced by the Borrower from time to time with the amount of the reduction equal to fifty percent (50%) of the total principal payments made by the Borrower on the Term Loans provided, however, the amount of the Policy shall never be less than $1,000,000.00.

            Section 7.14 Post Closing Requirements. Set forth in Schedule 7.14 attached hereto are a list of all Post Closing Requirements. In this regard:

            (a) The fact that a matter set forth in said Schedule 7.14 has not been accomplished, completed or performed as of the Closing Date or are as otherwise required under the Credit Documents shall not constitute a Default thereunder provided, however, said Post Closing Requirement is fulfilled in any event by the date required on said Schedule 7.14.

            (b) The Borrower will accomplish, complete and perform each Post Closing Requirement by the date indicated on said Schedule 7.14.

            (c) As each Post Closing Requirement is accomplished, completed or performed, the Borrower shall furnish to the Agent a certificate to said effect signed by an Executive Officer, and further providing to the Agent such documents as may be necessary to conclude said Post Closing Requirement or to evidence said compliance.

            (d) The failure of the Borrower to accomplish, complete or perform any Post Closing Requirement by the date set forth in Schedule 7.14 shall constitute a default.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

            So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will not and will not permit any Subsidiary to:

            Section 8.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than:

            (a) Indebtedness under this Agreement.

            (b) Indebtedness outstanding on the date hereof or pursuant to lines of credit in effect on the date hereof and described on Schedule 8.1(b) attached hereto, together with all extensions, renewals and refinancings thereof, provided, however, any such extensions, renewals and refinancings shall not, without the written consent of the Agent and Required Lenders, increase any such Indebtedness or modify the terms of said Indebtedness on terms less favorable to the maker or obligor.

            (c) Purchase money Indebtedness to the extent secured by a Lien permitted by Section 8.2(b) hereof provided such purchase money Indebtedness does not at any one time exceed in the aggregate $250,000.

            (d) Unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business (whether now outstanding or hereafter arising or incurred) and either (i) not more than 30 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP and Indebtedness in the nature of contingent repayment obligations arising in the ordinary and normal course of business with respect to deposits and downpayments.

            (e) The Intercompany Loans described on Schedule 6.23 attached hereto and any other loans between Consolidated Companies provided that no loan or other extension of credit may be made by a Guarantor to another Consolidated Company that is not a Guarantor hereunder and all such loans and extensions of credit shall not exceed $100,000 in the aggregate at any one time outstanding (excluding Intercompany Loans listed on said Schedule 6.23) unless otherwise agreed in writing by the Agent and the Required Lenders.

            (f) Subordinated Debt in form and substance acceptable to the Agent and the Required Lenders, and evidenced by their written consent thereto.

            (g) Indebtedness arising under interest rate exchange agreements referred to in Section 7.12 hereof.

            (h) Indebtedness arising from Letters of Credit entered into in the ordinary course of business.

            Section 8.2 Liens. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

            (a) Liens existing on the date hereof disclosed on Schedule 8.2 attached hereto, and provided no Event of Default has occurred and is then continuing, any renewal, extension or refunding of such Lien in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding,

            (b) Any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinancing thereof, provided that such Lien does not extend to any other property, and provided further that the aggregate principal amount of Indebtedness secured by all such Liens at any time does not exceed $250,000.

            (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by

      ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained.

            (d) Statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law (excluding any landlords liens in regard to any Material Place of Business, which said landlords liens are not permitted under this Section 8.2) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained.

            (e) Liens incurred or deposits made in the ordinary course of business in connection with workers or workmans compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money).

            (f) Liens securing the Facilities.

            (g) Liens reserved or invested in governmental authority (including without limitation zoning laws) which do not materially impair the use of such property.

            (h) Easements, licenses, covenants and other restrictions affecting the use of real property which do not in any material respect interfere with the use of such real property.

            Section 8.3 Sales, Etc. Subject to Section 3.3 hereof, sell, lease, or otherwise dispose of its accounts, property or other assets (including Capital Stock of Subsidiaries); provided, however, that the foregoing restrictions on asset sales shall not be applicable to (i) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item, (ii) sales of inventory in the ordinary course of business and (iii) dispositions of obsolete, damages or unusable assets.

            Section 8.4 Mergers, Acquisitions, Etc. Merge or consolidate with any other Person, or acquire by purchase any other person or all or substantially all of its assets, provided further, that the foregoing restrictions shall not apply to (i) Permitted Acquisitions, (ii) mergers between a Subsidiary of Borrower and Borrower or a Material Subsidiary, or between Material Subsidiaries of Borrower, or (iii) mergers between a third party and the Borrower where the Borrower is the surviving corporation provided that said merger, purchase, etc. is a Permitted Acquisition, provided, however, that no transaction pursuant to clauses (i), (ii), or (iii) shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction.

            Section 8.5 Investments, Loans, Etc. Make, permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

            (a) Investments in Subsidiaries that are Guarantors under this Agreement, whether such Subsidiaries are Guarantors on the Closing Date or become Guarantors in accordance with Section 7.10 hereof after the Closing Date; provided, however, nothing in this Section 8.5 shall be deemed to authorize an investment pursuant to this paragraph (a) in any entity that is not a Subsidiary and a Guarantor prior to such investment.

            (b) Investments in Subsidiaries, other than those Subsidiaries that are or become Guarantors under this Agreement, made after the Closing Date, in an aggregate amount not to exceed $250,000 unless otherwise consented to in writing by the Agent and the Required Lenders.

            (c) Direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof.

            (d) Commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency.

            (e) Time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by any Lender and any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has total assets aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company.

            (f) Investments made by Plans.

            (g) Permitted Intercompany Loans on terms and conditions acceptable to the Agent.

            (h) Investments in stock or assets of another entity which thereby becomes a Subsidiary, which transaction constitutes a Permitted Acquisition.

            (i) Advances made to employees in the ordinary and normal course of business consistent with past practice and for business purposes, and which advances are repaid by the employee within thirty days provided, however, individual employee advances may not exceed $10,000 and the aggregate of all said advances at any time outstanding shall not exceed $50,000.

            Section 8.6 Sale and Leaseback Transactions. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred.

            Section 8.7 Transactions with Affiliates. Except as otherwise approved in writing by the Agent and Required Lenders:

            (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Material Subsidiary), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's length transaction with a Person other than an Affiliate.

            (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

            Section 8.8 Optional Prepayments. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the subordination provisions of any Subordinated Debt, except with respect to (i) the Obligations under this Agreement and the Notes, (ii) prepayments of Indebtedness outstanding pursuant to revolving credit, overdraft and line of credit facilities permitted pursuant to Section 8.1 (c) and (d), (iii) Intercompany Loans made or outstanding pursuant to Section 8.1(e), (iv) Intercompany Loans where both Consolidated Companies are not Credit Parties made or outstanding pursuant to Section 8.1 upon the prior written consent of the Agent and the Required Lenders, and (v) Subordinated Debt, upon the prior written consent of the Agent and the Required Lenders.

            Section 8.9 Changes in Business. Enter into any business which is substantially different from that presently conducted (or which is to be conducted immediately after concluding the Serengeti Purchase) by the Consolidated Companies taken as a whole.

            Section 8.10 ERISA. Take or fail to take any action with respect to any Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Code, including without limitation
(i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Agent and the Required Lenders, to the extent that such actions or failures could reasonably be expected to result in a Materially Adverse Effect.

            Section 8.11 Additional Negative Pledges. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by
Section 8.2(b) hereof is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, and (ii) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

            Section 8.12 Limitation on Payment Restrictions Affecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective, except for the Credit Documents, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to Borrower or any other Consolidated Company, or (iii) transfer any of its property or assets to Borrower or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents and the Preferred Stock.

            Section 8.13 Actions Under Certain Documents. Without the prior written consent of the Agent (which consent shall not be unreasonably withheld), modify, amend, cancel or rescind the Intercompany Loans or Intercompany Credit Documents (except that a loan between Consolidated Companies as permitted by Section 8.1(e) hereof may be modified or amended so long as it otherwise satisfies the requirements of Section 8.1), or make demand of payment or accept payment on any Intercompany Loans permitted by Section

8.1(e) hereof, except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless a Default or Event of Default has occurred and is continuing.

            Section 8.14 Financial Statements; Fiscal Year. Borrower shall make no change in the dates of the fiscal year now employed for accounting and reporting purposes without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

            Section 8.15 Change of Management. Allow or suffer to occur any change of management of the Borrower which creates an Event of Default under
Section 9.13.

            Section 8.16 Change of Control. Allow or suffer to occur any change of control of the Borrower in violation of Section 9.11.

            Section 8.17 Guaranties. Without the prior written consent of the Agent, extend or permit Borrower or any Subsidiary to execute any Guaranty other than (i) endorsements of instruments for deposit or collection in the ordinary and normal course of business, and (ii) Guaranties acceptable in writing to the Agent and Required Lenders.

            Section 8.18 Changes in Debt Instruments. Without the prior written consent of the Agent and Required Lenders, enter into any amendment, change or modification of any agreement relating to any Indebtedness provided, however, the foregoing restrictions shall not prohibit any such amendment, change or modification where (i) it relates solely to an extension of a maturity date if said Indebtedness is not already in default, and (ii) other changes in said agreements which are not material, provided, however if said amendment, change or modification constitutes the waiver of any default condition under said agreement, notice of said matter along with a copy of said amendment, change or modification shall be given to the Agent and the Lenders.

            Section 8.19 No Cash Dividends on Capital or Preferred Stock. Without the prior written consent of the Agent and Required Lender, (which consent may be withheld in their absolute discretion), declare or pay any cash dividends or make any other cash distributions whatsoever on any Capital or Preferred Stock. Dividends on Preferred Stock may only be paid in Capital Stock.

            Section 8.20 No Issuance of Capital Stock. Without the prior written consent of the Agent and Required Lenders, issue, or permit any Subsidiary to issue, any additional Capital Stock except for (i) the issuance of Capital Stock upon the exercise of any Existing Warrant, Stock Option or Underwriter Option, and (ii) the issuance of any Capital Stock in the nature of the payment of dividend on the Preferred Stock, (iii) the issuance of any Common Stock upon the conversion of the Preferred Stock, and (iv) the issuance of any Common Stock upon the exercise of any warrants issued in connection with the Preferred Stock.

            Section 8.21 No Payments on Subordinated Debt. Without the prior written consent of the Agent and Required Lenders:

            (a) The Borrower shall not make or cause any payment of principal to be made on any Subordinated Debt unless and until all Obligations due the Lenders hereunder are paid in full; and

            (b) Upon the occurrence and continuation of an Event of Default and, as a result of which, the Agent has elected to exercise any of the remedies under Article IX, the Borrower shall not thereafter make or permit any payments of any nature whatsoever to be made on any Subordinated Debt.

In regard to this Section 8.21, there is no Subordinated Debt as of the Closing Date, and this Section shall only be applicable if and to the extent any Subordinated Debt exists hereafter and, in such event, any such Subordinated Debt may only be incurred in strict compliance with the terms of this Agreement.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

            Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

            Section 9.1 Payments. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make within five (5) Business Days after the due date thereof any payment of interest, fee or other amount payable hereunder.

            Section 9.2 Covenants Without Notice. Borrower shall fail to observe or perform any covenant or agreement contained in Sections 7.8, 7.11, 8.1 through 8.21.

            Section 9.3 Other Covenants. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.1 and 9.2 hereof, and, if capable of being remedied, such failure shall remain unremedied for thirty days after the earlier of (i) Borrower's obtaining actual knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Agent or any Lender.

            Section 9.4 Representations. Any representation or warranty made or deemed to be made by Borrower or any other Credit Party under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted.

            Section 9.5 Non-Payments of Other Indebtedness. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $250,000 in the aggregate.

            Section 9.6 Defaults Under Other Agreements. Any Consolidated Company shall fail to observe or perform any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $250,000 in the aggregate, or any other event shall occur in respect of Indebtedness exceeding $250,000 if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity.

            Section 9.7 Bankruptcy. Borrower, any Consolidated Company, or any Credit Party shall commence a voluntary case concerning itself under the Bankruptcy Code or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within twenty (20) days, or is not dismissed within sixty days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of sixty days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing.

            Section 9.8 ERISA. A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

            (a) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Code or Section 303 of ERISA; or

            (b) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

            (c) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Code or
      Section 306 or 307 of ERISA; or

            (d) results in a liability to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that could reasonably be expected to have a Materially Adverse Effect.

            Section 9.9 Money Judgment. A judgment or order for the payment of money in excess of $250,000 or otherwise having a Materially Adverse Effect shall be rendered against Borrower, any other Consolidated Company, or any other Credit Party and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise).

            Section 9.10 Ownership of Credit Parties and Pledged Entities. If Borrower shall at any time fail to own and control the required percentage of the voting stock of any Guarantor, either directly or indirectly through a wholly-owned Subsidiary of Borrower, as of the date that Person became or was required to become a Guarantor.

            Section 9.11 Change in Control of Borrower.

            (a) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than stockholders existing on the Closing Date or their affiliates and the Persons set forth in Schedule
      9.11 shall become the "beneficial owner(s)"

      (as defined in said Rule 13d-3) of more than forty percent (40%) of the shares of the outstanding Capital Stock of Borrower entitled to vote for members of Borrower's board of directors; or

            (b) Any event or condition shall occur or exist which, pursuant to the terms of any change in control provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect.

For the purposes of determining a change in control, the existing holder of the Preferred Stock shall be deemed to have fully converted the Preferred Stock into voting common stock of the Borrower immediately prior to the date of Closing.

            Section 9.12 Default Under Other Credit Documents. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document (after giving effect to any applicable grace period), or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Credit Party, or at any time it is or becomes unlawful for Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Credit Party;

            Section 9.13 Management. In the event a member of the Borrower's senior management team as set forth in Schedule 9.13 attached hereto no longer fills that particular position with the Borrower for any reason whatsoever and the Borrower fails within ninety days thereafter to find a successor(s) thereto reasonably acceptable to the Lenders; provided however that during said ninety day period, the failure to obtain any successor could not reasonably be expected to have a Materially Adverse Effect, in which case the Borrower shall immediately locate said successor. If for any reason Stephen Nevitt ceases to be involved with the Borrower in any of his current positions, the Borrower agrees that the Lenders would be entitled to determine that said change is not satisfactory to the Lenders.

            Section 9.14 Attachments. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $500,000 in aggregate and is not removed, suspended or enjoined within thirty days of the same being made or any suspension or injunction being lifted.

            Section 9.15 Indebtedness of Borrower. If any Consolidated Company without the prior written consent of the Agent and Required Lenders, incurs any Indebtedness whatsoever (other than Indebtedness permitted by Section 8.1) or declares any cash dividends on its Capital Stock or Preferred Stock.

            Section 9.16 Default Under Subordinated Debt. An event of default occurs and is continuing under any Subordinated Debt.

            Section 9.17 Post-Closing Requirements. Borrower fails to accomplish, complete or preform any Post-Closing Requirement by the date set forth in Schedule 7.14 attached hereto:

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any other Credit Party: (i) declare all Commitments terminated, whereupon the Commitments of each Lender shall terminate immediately and any fees due under this Agreement shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest on the Loans, and all other obligations owing hereunder, to be due and payable, whereupon the same shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower (iii) exercise such other remedies as are provided to the Lenders or the Agent under any other Credit Document; (iv) exercise such other rights as may be provided by applicable law; and (v) declare that all Obligations shall thereafter bear interest at the Default Rate; provided, that, if an Event of Default specified in Section 9.7 shall occur, the result which would occur upon the giving of written notice by the Agent to any Credit Party, as specified in clauses (i), (ii), (iii) or, (iv) or (v) above, shall occur automatically without the giving of any such notice.

                                    ARTICLE X

                                    THE AGENT

            Section 10.1 Appointment of Agent. Each Lender hereby designates SunTrust, as Agent, to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees. The provisions of this Section 10.1 are solely for the benefit of the Agent, and Borrower and the other Consolidated Companies shall not have any rights as third party beneficiaries of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations towards or relationship of agency or trust with or for the Borrower and the other Consolidated Companies.

            Section 10.2 Nature of Duties of Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

            Section 10.3 Lack of Reliance on the Agent.

            (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make
      (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

            (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreements, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreements, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Agent has been advised that a Lender has not received any information formally delivered to the Agent pursuant to Section 7.7, the Agent shall deliver or cause to be delivered such information to such Lender.

            Section 10.4 Certain Rights of the Agent. If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

            Section 10.5 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            Section 10.6 Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

            Section 10.7 The Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "Holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            Section 10.8 Holders of Notes. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

            Section 10.9 Successor Agent.

            (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Borrower's prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent shall have no further duties or obligations whatsoever as Agent hereunder.

            (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Borrower. Each such notice, request or other communication shall presumptively be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Agreement and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Agreement; provided that notices to the Agent shall not be deemed effective until received.

            Section 11.2 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following:
(i) waive any of the conditions specified in Sections 5.1 or 5.2 hereof, (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) release any Guarantor from its obligations under any Guaranty Agreement, (vii) modify the definition of "Required Lenders," or (viii) modify this Section 11.2. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document.

            Section 11.3 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

            Section 11.4 Payment of Expenses, Etc. Borrower shall:

            (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses (including travel costs and attorneys' fees) of the Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Credit Document after the occurrence and during the continuance of an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for any of the Lenders. As of the Closing, but excluding all Upfront Fees, the out-of-pocket costs and expenses (including travel costs and attorneys fees) to close the transactions shall not exceed $75,000.;

            (b) subject, in the case of certain Taxes, to the applicable provisions of Section 4.7(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, intangible and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, including interest and penalties and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission of Borrower to pay such Taxes, provided, however, nothing contained in this subsection shall obligate the Borrower to pay any taxes based on the overall income of the Lenders; and

            (c) indemnify the Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct or the breach by the Indemnitee of its obligations under this Agreement;

            (d) without limiting the indemnities set forth in subsection (c) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to Borrower or any Subsidiary of Borrower (or the assets thereof) owned or controlled by the Lender). The indemnity permitted in this clause (d) shall (i) not apply as to any Indemnity to any costs or expenses in connection with any condition, suspected condition, threatened condition or alleged condition which first arises and occurs after said Indemnitee Lender succeeds to the ownership of, takes possession of or operates the business or any property of the Borrower or any of its Subsidiaries, and (ii) in the case of cleanup, investigative, closure and monitoring costs concerning or relating to Hazardous Materials or any Environmental Laws shall only apply after an Event of Default has occurred and is continuing provided that the Credit Party is then undertaking and fulfilling all its obligations under this Agreement and Environmental Laws with respect to said cleanup, investigation, closure and monitoring.

            (e) If any claim for which an Indemnitee is entitled to indemnity is asserted against such Indemnitee by a third party, such Indemnitee shall promptly give Borrower notice thereof and give Borrower an opportunity to defend the same with counsel of Borrower's choice subject to the Agent's approval, which will not be unreasonably withheld, at Borrower's expense. All Indemnitees shall provide reasonable cooperation in connection with such defense. In the event that Borrower desires to compromise or settle any such claim, all Indemnitee shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only (paid by Borrower in full) and will include a full release and discharge of such Indemnitee, and such Indemnitee withholds its consent to such compromise or settlement, such Indemnitee and Borrower agree that (1) Borrower's liability shall be limited to the amount of the proposed settlement and Borrower shall thereupon be relieved of any further liability with respect to such claim, and (2) from and after such date, such Indemnitee will undertake all legal costs and expenses in connection with any such claim.

If and to the extent that the obligations of Borrower under this Section 11.4 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            Section 11.5 Right of Set-Off. In addition to and not in limitation of all rights of off-set that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence and during the continuance of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final, other than escrow or trust accounts denoted as such) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. Each Lender shall promptly notify Borrower of any off-set hereunder.

            Section 11.6 Benefit of Agreement.

            (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

            (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender. A Lender may participate any of its Commitments to any of its Affiliates.

            (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Agent and Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning Lender, (ii) the amount of the Commitments, in the case of the Revolving Loan Commitments and the Term Loan Commitments, or Loans, in the case of assignment of Loans, of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000, and (iv) the Eligible Assignee has the ability to satisfy the obligations of said Lender hereunder. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes (which shall be marked "cancelled" and delivered to Borrower), a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments or amount of its retained Loans. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto. The provisions of this paragraph (c) shall not apply to any participations by any Lender to any of its Affiliates under subparagraph (b) above.

            (d) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

            (e) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

            (f) If (i) any Taxes referred to in Section 4.7(b) hereof have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section
      4.10 hereof or for its reduced rate of return pursuant to Section 4.16 hereof, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of Section

      11.6(c) hereof, all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Total Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

           Section 11.7      Governing Law; Submission to Jurisdiction.

            (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE CIRCUIT COURT OF ORANGE COUNTY, FLORIDA, OR ANY OTHER COURT OF THE STATE OF FLORIDA OR OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND, TO THE EXTENT PERMITTED BY LAW, BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

            (c) BORROWER HEREBY IRREVOCABLY DESIGNATES THE PRESIDENT OF THE BORROWER, AS SO DESIGNATED FROM TIME TO TIME, AT THE ADDRESS SET FORTH ON THE BORROWER'S SIGNATURE PAGE TO THIS AGREEMENT AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT, TO THE EXTENT PERMITTED BY LAW, THE FAILURE OF BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

            (d) Nothing herein shall affect the right of the Agent, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

            Section 11.8 Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

            Section 11.9 Collateral to Benefit All Lenders. The security interest in the Collateral has been granted to the Agent, for the benefit of all the Lenders, to the extent of each Lender's Commitment.

            Section 11.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            Section 11.11 Effectiveness; Survival.

            (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent pursuant to Section 11.1 or, in the case of the Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been signed and mailed to them.

            (b) The obligations of Borrower under Sections 4.7(b), 4.10, 4.12, 4.13, and 4.16 above hereof shall survive for ninety days after the payment in full of the Notes after the Maturity Date. Provided, however, in regard to documentary stamp taxes and intangible taxes, if any, obligations for reimbursement of those amounts shall continue for the applicable statute of limitations. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

            Section 11.12 Severability. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            Section 11.13 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

            Section 11.14 Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any preparation of the financial statements referred to in Section
7.7 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

            Section 11.15 Headings Descriptive; Entire Agreement. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            Section 11.16 Time is of the Essence. Time is of the essence in interpreting and performing this Agreement and all other Credit Documents.

            Section 11.17 Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and Borrower and Lenders agree that, should any provision of this Agreement or of the Notes, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to Lenders by Borrower under this Agreement.

            Section 11.18 Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that Borrower, Agent, Lenders and their respective agents have participated in the preparation hereof.

            Section 11.19 Complete Agreement. This Agreement, along with each and every other Credit Document, collectively constitutes the complete agreement between the Borrower, the Lenders and the Agent as to the matters set forth herein, and incorporate all prior discussions, representations and other agreements.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                       Signatures Begin On Following Page.

                               [SIGNATURE PAGE TO
                  REVOLVING CREDIT AND LINE OF CREDIT AGREEMENT
                     BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                         NATIONAL ASSOCIATION, AS AGENT,
             AND SERENGETI EYEWEAR, INC. (F/K/A SOLAR-MATES, INC.)]


                                          BORROWER:

                                          SERENGETI EYEWEAR, INC.
                                            (f/k/a SOLAR-MATES, INC.)


Address For Notices:                      By:___________________________________
8125 25th Court East                          Stephen Nevitt,
Sarasota, Florida 34243                          President

Attention:  Stephen Nevitt

Telephone No.: (941) 359-3599
Telecopy No.: (941) 359-3598

In the case of Notices to the Borrower, copies shall be sent to:

COOPERMAN LEVITT WINIKOFF LESTER
  & NEWMAN, P.C.
800 Third Avenue
New York, New York 10022

Attention:    Robert Winikoff, Esquire

Telephone No.: (212) 688-7000
Telecopy No.: (212) 755-2839

                               [SIGNATURE PAGE TO
                  REVOLVING CREDIT AND LINE OF CREDIT AGREEMENT
                     BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                         NATIONAL ASSOCIATION, AS AGENT,
             AND SERENGETI EYEWEAR, INC. (F/K/A SOLAR-MATES, INC.)]


Address for Notices:                      SUNTRUST BANK, CENTRAL FLORIDA,
                                            NATIONAL ASSOCIATION,
                                            Individually and as Agent
200 South Orange Avenue
6th Floor, SOAB
Post Office Box 3833                      By:___________________________________
Orlando, Florida  32897                       Vipul H. Patel,
                                                 Vice President
Attention:  Vipul H. Patel,
               Vice President

Telephone No.: (407) 237-5352
Telecopy No.: (407) 237-4076


Lending Office:                           For the purposes of delivering all
                                          Notices of Borrowing and Notices of
                                          Conversion/Continuation if applicable,
                                          the Lending Office shall be:

200 South Orange Avenue                   25 Park Place
6th Floor, SOAB                           Suite 1300
Post Office Box 3833                      Atlanta, Georgia  30303
Orlando, Florida 32897
                                          Attention:   Todd Jarvis
Attention:  Vipul H. Patel,
            Vice President                Telephone No.:  (404) 724-3743
                                          Telecopy No.:  (404) 827-6514
Telephone No.: (407) 237-5352
Telecopy No.: (407) 237-4076

__________________________________________________

Revolving Loan Commitment:                   $4,285,714

Pro Rata Share of Revolving Loan Commitment:    57.1428%

Term Loan Commitment:                        $5,714,286

Pro Rata Share of Term Loan Commitment:         57.1428%

                               [SIGNATURE PAGE TO
                  REVOLVING CREDIT AND LINE OF CREDIT AGREEMENT
                     BETWEEN SUNTRUST BANK, CENTRAL FLORIDA,
                         NATIONAL ASSOCIATION, AS AGENT,
             AND SERENGETI EYEWEAR, INC. (F/K/A SOLAR-MATES, INC.)]


Address for Notices:                      CREDITANSTALT-BANKVEREIN

Two Ravinia Drive
Suite 1680
Atlanta, Georgia  30346
                                          By:___________________________________
Attention:  Francine J. Wanalista
                                               Title:___________________________
Telephone No.: (770) 390-1850
Telecopy No.: (770) 390-1851              By:___________________________________

                                               Title:___________________________

Lending Office:

Creditanstalt-Bankversin
Two Greenwich Plaza
Greenwich, Connecticut  06830-6353

__________________________________________________

Revolving Loan Commitment:                   $3,214,286

Pro Rata Share of Revolving Loan Commitment:    42.8572%

Term Loan Commitment:                        $4,285,714

Pro Rata Share of Term Loan Commitment:         42.8572%